                                                                    Exhibit 10.1

================================================================================

                                CREDIT AGREEMENT

                                      AMONG

                                CEDAR FAIR, L.P.,
                                   CEDAR FAIR,
                         MAGNUM MANAGEMENT CORPORATION,
                               KNOTT'S BERRY FARM,
                                  AS BORROWERS,

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                    AS BANKS

                                       AND

                          KEYBANK NATIONAL ASSOCIATION,
                    AS LEAD ARRANGER AND ADMINISTRATIVE AGENT

                                   ----------

                                   DATED AS OF
                                 MARCH 14, 2006

                                   ----------

================================================================================

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I.        DEFINITIONS.............................................     2
   Section 1.1.   Definitions.............................................     2
   Section 1.2.   Accounting Terms........................................    19
   Section 1.3.   Plural Terms............................................    19

ARTICLE II.       AMOUNT AND TERMS OF CREDIT..............................    19
   Section 2.1.   Amount and Nature of Credit.............................    19
   Section 2.2.   Conditions to Loans and Letters of Credit...............    24
   Section 2.3.   Treasury Manager........................................    25
   Section 2.4.   Liability of Borrowers..................................    26
   Section 2.5.   Additional Borrowers....................................    26
   Section 2.6.   Payment of Loans........................................    27
   Section 2.7.   Prepayment..............................................    28
   Section 2.8.   Modifications to Commitment.............................    29
   Section 2.9.   Facility and Other Fees.................................    30
   Section 2.10.  Computation of Interest and Fees; Default Rate..........    31
   Section 2.11.  Mandatory Payment.......................................    31

ARTICLE III.      ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS;
                  INCREASED CAPITAL; TAXES................................    31
   Section 3.1.   Reserves or Deposit Requirements, Etc...................    31
   Section 3.2.   Tax Law, Etc............................................    32
   Section 3.3.   Eurodollar Deposits Unavailable or Interest Rate
                  Unascertainable.........................................    33
   Section 3.4.   Indemnity...............................................    33
   Section 3.5.   Changes in Law Rendering LIBOR Loans Unlawful...........    33
   Section 3.6.   Funding.................................................    34
   Section 3.7.   Capital Adequacy........................................    34

ARTICLE IV.       CONDITIONS PRECEDENT....................................    34
   Section 4.1.   Notes...................................................    34
   Section 4.2.   Guaranties of Payment of Debt...........................    35
   Section 4.3.   Intercreditor Agreement.................................    35
   Section 4.4.   Officer's Certificate, Resolutions, Organizational
                  Documents...............................................    35
   Section 4.5.   Legal Opinion...........................................    35
   Section 4.6.   Good Standing and Full Force and Effect Certificates....    35
   Section 4.7.   Closing, Agent and Legal Fees...........................    35
   Section 4.8.   Existing Credit Agreements..............................    35
   Section 4.9.   Closing Certificate.....................................    35
   Section 4.10.  Note Agreements.........................................    35
   Section 4.11.  Amendment to Note Agreements............................    36
   Section 4.12.  No Material Adverse Change..............................    36
   Section 4.13.  Miscellaneous...........................................    36

                                TABLE OF CONTENTS
                                   (continued)

                                                                             PAGE
                                                                             ----
ARTICLE V.        COVENANTS...............................................    36
   Section 5.1.   Insurance...............................................    36
   Section 5.2.   Money Obligations.......................................    36
   Section 5.3.   Financial Statements....................................    36
   Section 5.4.   Financial Records.......................................    37
   Section 5.5.   Franchises; Change in Business..........................    37
   Section 5.6.   ERISA Compliance........................................    37
   Section 5.7.   Financial Covenants.....................................    38
   Section 5.8.   Borrowing...............................................    38
   Section 5.9.   Liens...................................................    39
   Section 5.10.  Regulations U and X.....................................    40
   Section 5.11.  Investments and Loans...................................    40
   Section 5.12.  Merger and Sale of Assets...............................    41
   Section 5.13.  Acquisitions............................................    42
   Section 5.14.  Notices.................................................    42
   Section 5.15.  Environmental Compliance................................    43
   Section 5.16.  Affiliate Transactions..................................    43
   Section 5.17.  Use of Proceeds.........................................    43
   Section 5.18.  Corporate Names.........................................    43
   Section 5.19.  Subsidiary Guaranties...................................    43
   Section 5.20.  Restrictive Agreements..................................    44
   Section 5.21.  Other Covenants.........................................    44
   Section 5.22.  Guaranty Under Material Indebtedness Agreement..........    44
   Section 5.23.  Pari Passu Ranking......................................    44
   Section 5.24.  Note Agreements.........................................    44
   Section 5.25.  Limitations on Funded Debt..............................    45
   Section 5.26.  Amendment of Organizational Documents...................    48
   Section 5.27.  Anti-Terrorism Laws.....................................    48

ARTICLE VI.       REPRESENTATIONS AND WARRANTIES..........................    48
   Section 6.1.   Corporate Existence; Subsidiaries; Foreign
                  Qualification...........................................    48
   Section 6.2.   Corporate Authority.....................................    48
   Section 6.3.   Compliance With Laws....................................    49
   Section 6.4.   Litigation and Administrative Proceedings...............    49
   Section 6.5.   Title to Assets.........................................    49
   Section 6.6.   Liens and Security Interests............................    49
   Section 6.7.   Tax Returns.............................................    50
   Section 6.8.   Environmental Laws......................................    50
   Section 6.9.   Continued Business......................................    50
   Section 6.10.  Employee Benefits Plans.................................    50
   Section 6.11.  Consents or Approvals...................................    51
   Section 6.12.  Solvency................................................    51
   Section 6.13.  Financial Statements....................................    51

                                TABLE OF CONTENTS
                                   (continued)

                                                                             PAGE
                                                                             ----
   Section 6.14.  Regulations.............................................    51
   Section 6.15.  Intellectual Property...................................    52
   Section 6.16.  Insurance...............................................    52
   Section 6.17.  Accurate and Complete Statements........................    52
   Section 6.18.  Investment Company; Holding Company.....................    52
   Section 6.19.  Anti-Terrorism Laws.....................................    52
   Section 6.20.  Reportable Transactions.................................    53
   Section 6.21.  Defaults................................................    53

ARTICLE VII.      EVENTS OF DEFAULT.......................................    53
   Section 7.1.   Payments................................................    53
   Section 7.2.   Special Covenants.......................................    53
   Section 7.3.   Other Covenants.........................................    53
   Section 7.4.   Representations and Warranties..........................    53
   Section 7.5.   Cross Default...........................................    53
   Section 7.6.   ERISA Default...........................................    54
   Section 7.7.   Change in Control; Determination of Taxability..........    54
   Section 7.8.   Money Judgment..........................................    54
   Section 7.9.   Validity of Loan Documents..............................    54
   Section 7.10.  Solvency................................................    54

ARTICLE VIII.     REMEDIES UPON DEFAULT...................................    54
   Section 8.1.   Optional Defaults.......................................    55
   Section 8.2.   Automatic Defaults......................................    55
   Section 8.3.   Letters of Credit.......................................    55
   Section 8.4.   Offsets.................................................    55
   Section 8.5.   Equalization Provision..................................    56

ARTICLE IX.       THE AGENT...............................................    56
   Section 9.1.   Appointment and Authorization...........................    56
   Section 9.2.   Note Holders............................................    56
   Section 9.3.   Consultation With Counsel...............................    56
   Section 9.4.   Documents...............................................    57
   Section 9.5.   Agent and Affiliates....................................    57
   Section 9.6.   Knowledge of Default....................................    57
   Section 9.7.   Action by Agent.........................................    57
   Section 9.8.   Notices, Default........................................    57
   Section 9.9.   Indemnification of Agent................................    57
   Section 9.10.  Successor Agent.........................................    58
   Section 9.11.  Other Agents............................................    58
   Section 9.12.  No Reliance on Agent's Customer Identification Program..    58
   Section 9.13.  USA Patriot Act.........................................    58

                                TABLE OF CONTENTS
                                   (continued)

                                                                             PAGE
                                                                             ----
ARTICLE X.        MISCELLANEOUS...........................................     59
   Section 10.1.  Banks' Independent Investigation........................     59
   Section 10.2.  No Waiver; Cumulative Remedies..........................     59
   Section 10.3.  Amendments; Consents....................................     59
   Section 10.4.  Notices.................................................     59
   Section 10.5.  Costs, Expenses and Taxes...............................     60
   Section 10.6.  Indemnification.........................................     60
   Section 10.7.  Obligations Several; No Fiduciary Obligations...........     60
   Section 10.8.  Execution in Counterparts...............................     61
   Section 10.9.  Binding Effect; Borrowers' Assignment...................     61
   Section 10.10. Bank Assignments; Participations........................     61
   Section 10.11. Severability of Provisions; Captions; Attachments.......     63
   Section 10.12. Entire Agreement........................................     64
   Section 10.13. Governing Law; Submission to Jurisdiction...............     64
   Section 10.14. Legal Representation of Parties.........................     64
   Section 10.15. Confidentiality.........................................     64
   Section 10.16. Treasury Regulations....................................     65
   Section 10.17. Limited Liability of Partners...........................     65
   Section 10.18. Jury Trial Waiver.......................................    S-1

SCHEDULE 1 -    BANKS AND COMMITMENTS
SCHEDULE 2 -    GUARANTORS OF PAYMENT
SCHEDULE 3 -    LETTERS OF CREDIT
SCHEDULE 5.8 -  INDEBTEDNESS
SCHEDULE 5.9 -  LIENS
SCHEDULE 6.1 -  CORPORATE EXISTENCE, SUBSIDIARIES, FOREIGN QUALIFICATION
                AND CAPITALIZATION
SCHEDULE 6.4 -  LITIGATION AND ADMINISTRATIVE PROCEEDINGS
SCHEDULE 6.10 - EMPLOYEE BENEFIT PLANS

EXHIBIT A - REVOLVING CREDIT NOTE.........................................   A-1
EXHIBIT B - SWING LINE NOTE...............................................   B-1
EXHIBIT C - NOTICE OF LOAN................................................   C-1
EXHIBIT D - COMPLIANCE CERTIFICATE........................................   D-1
EXHIBIT E - FORM OF GUARANTY OF PAYMENT OF DEBT...........................   E-1

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
EXHIBIT F - INTERCREDITOR AGREEMENT.......................................   F-1
EXHIBIT G - FORM OF ASSUMPTION AGREEMENT..................................   G-1
EXHIBIT H - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT...................   H-1

                                                               EXECUTION VERSION

     This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of March 14, 2006, among:

          (a) CEDAR FAIR, L.P., a Delaware limited partnership ("Cedar Fair
     LP");

          (b) CEDAR FAIR, an Ohio general partnership ("Cedar Fair");

          (c) MAGNUM MANAGEMENT CORPORATION, an Ohio corporation ("Magnum Management"), in its capacity as a Borrower (as hereinafter defined) and in its capacity as treasury manager (in such capacity as treasury manager, together with any successor appointed pursuant to Section 2.3 hereof, the "Treasury Manager");

          (d) KNOTT'S BERRY FARM, a California general partnership ("Knott's Berry Farm"; and together with Cedar Fair LP, Cedar Fair, Magnum Management and each other Company that shall become a Borrower pursuant to Section 2.5 hereof, collectively, "Borrowers" and, individually, each a "Borrower");

          (e) the banking institutions named in Schedule 1 hereto (collectively, "Banks" and, individually, each a "Bank");

          (f) KEYBANK NATIONAL ASSOCIATION, as lead arranger, sole book runner and administrative agent for the Banks under this Agreement (in such capacity as administrative agent, "Agent");

          (g) JPMORGAN CHASE BANK, N.A., as syndication agent (in such capacity, the "Syndication Agent"); and

          (h) WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agent (in such capacity, the "Documentation Agent").

                                   WITNESSETH:

     WHEREAS, Borrowers, Agent and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

     Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

     "Additional Commitment" shall have the meaning given to such term in
Section 2.8(c) hereof.

     "Additional Bank" shall mean a financial institution that shall become a Bank hereunder pursuant to Section 2.8(c) hereof.

     "Additional Bank Assumption Agreement" shall mean an Assumption Agreement in form and substance satisfactory to Agent, wherein an Additional Bank shall become a Bank hereunder.

     "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding than was the case immediately before such payment.

     "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall have the meaning given to such term in the first paragraph of this Agreement, and shall include any successor appointed pursuant to Section
9.10 hereof.

     "Agent Fee Letter" shall mean the letter between Borrowers and Agent, dated as of January 20, 2006, as the same may from time to time be amended, restated or otherwise modified.

     "Anti-Terrorism Law" shall mean the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

     "Applicable Facility Fee Rate" shall mean:

          (a) for the period from the Closing Date through May 31, 2006, 17.50 basis points; and

          (b) commencing with the financial statements for the fiscal quarter ending March 26, 2006, the number of basis points set forth in the following matrix, based upon the result of the computation of the Consolidated EBITDA/Interest Ratio, shall be used to establish the number of basis points that will go into effect on June 1, 2006 and thereafter:

             CONSOLIDATED EBITDA/INTEREST RATIO                APPLICABLE FACILITY FEE RATE
             ----------------------------------                ----------------------------
Greater than or equal to 11.00 to 1.00                              12.50 basis points
Greater than or equal to 8.00 to 1.00, but less than 11.00          15.00 basis points
   to 1.00
Greater than or equal to 6.00 to 1.00, but less than 8.00 to        17.50 basis points
   1.00
Greater than or equal to 5.00 to 1.00, but less than 6.00 to        20.00 basis points
   1.00
Less than 5.00 to 1.00                                              22.50 basis points

Changes to the Applicable Facility Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3(a) and (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

     "Applicable Margin" shall mean:

          (a) for the period from the Closing Date through May 31, 2006, 57.50 basis points; and

          (b) commencing with the financial statements for the fiscal quarter ending March 26, 2006, the number of basis points set forth in the following matrix, based upon the result of the computation of the Consolidated EBITDA/Interest Ratio, shall be used to establish the number of basis points that will go into effect on June 1, 2006 and thereafter:

             CONSOLIDATED EBITDA/INTEREST RATIO                 APPLICABLE MARGIN
             ----------------------------------                ------------------
Greater than or equal to 11.00 to 1.00                         37.50 basis points
Greater than or equal to 8.00 to 1.00, but less than 11.00     47.50 basis points
   to 1.00
Greater than or equal to 6.00 to 1.00, but less than 8.00 to   57.50 basis points
   1.00
Greater than or equal to 5.00 to 1.00, but less than 6.00 to   67.50 basis points
   1.00
Less than 5.00 to 1.00                                         90.00 basis points

Changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) and (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

     "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached Exhibit H.

     "Assumption Agreement" shall mean each of the Assumption Agreements executed by a Company that shall have become a Borrower pursuant to Section 2.5 hereof after the Closing Date, in the form of the attached Exhibit G, as the same may from time to time be amended, restated or otherwise modified.

     "Average Consolidated Funded Indebtedness" shall mean, on any date of determination, the average of the aggregate amount of Consolidated Funded Indebtedness outstanding as of the last day of each of the most recently completed four fiscal quarters.

     "Bank" and "Banks" shall have the meanings given to such terms in the first paragraph of this Agreement.

     "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

     "Base Rate Loan" shall mean a Loan described in Section 2.1 hereof on which Borrowers shall pay interest at a rate based on the Base Rate.

     "Borrower" and "Borrowers" shall have the meanings given to such terms in the first paragraph of this Agreement.

     "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

     "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption, repurchase or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company's capital stock or other equity interest.

     "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition; (b) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of any Bank or any bank whose short-term commercial paper rating from Standard & Poor's is at least A-1, or the equivalent thereof, or from Moody's is at least P-1, or the equivalent thereof (any such bank, an "Approved Depository"), in each case with maturities of not more than one year from the date of acquisition; (c) commercial paper issued by any Bank or Approved Depository or by the parent company of any Bank or Approved Depository and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from Standard & Poor's or Moody's, as the case may be, and in each case maturing within two hundred seventy (270) days after the date of acquisition; (d) investments in money market funds substantially all the assets of which are comprised of securities of the types described in subparts (a) through (c) above; and (e) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Bank or an Approved Depository.

     "Cedar Fair" shall have the meaning given to such term in the first paragraph of this Agreement.

     "Cedar Fair LP" shall have the meaning given to such term in the first paragraph of this Agreement.

     "Change in Control" shall mean:

          (a) any person or group (as such term is defined in section 13(d)(3) of the Securities Exchange Act of 1934, as then in effect), other than Cedar Fair LP, any trustee or other fiduciary holding securities under an employee benefit plan of the Companies or the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as then in effect) of more than forty percent (40%), on a fully diluted basis, of the economic or voting interest in Cedar Fair LP's partnership interests;

          (b) the holders of partnership interests in Cedar Fair LP shall approve a merger or consolidation of Cedar Fair LP with any other Person, other than a merger or consolidation that would result in the partnership interests of Cedar Fair LP outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity or its parent corporation) more than fifty-one percent (51%) of the Voting Power of the partnership interests or other voting securities of Cedar Fair LP or such surviving or resulting entity (or parent corporation) outstanding after such merger or consolidation;

          (c) the holders of partnership interests in Cedar Fair LP shall approve a plan of complete liquidation of Cedar Fair LP or an agreement or agreements for the sale or disposition by Cedar Fair LP of all or substantially all of the assets of Cedar Fair LP; or

          (d) Cedar Fair LP shall cease to own, directly or indirectly, or with another Borrower, one hundred percent (100%) of the beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as then in effect) of the economic and voting interest of each other Borrower.

     "Closing Commitment Amount" shall mean the principal amount of Two Hundred Fifty Million Dollars ($250,000,000).

     "Closing Date" shall mean the effective date of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     "Commitment" shall mean the obligation hereunder of the Banks, during the Commitment Period, to make Loans and to participate in the issuance of Letters of Credit pursuant to the Revolving Credit Commitments, up to the Total Commitment Amount.

     "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage", as listed in Schedule 1 hereto.

     "Commitment Period" shall mean the period from the Closing Date to March 14, 2011, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

     "Company" shall mean a Borrower or Subsidiary.

     "Companies" shall mean all Borrowers and Subsidiaries.

     "Compliance Certificate" shall mean a certificate, substantially in the form of the attached Exhibit D.

     "Confidential Information" shall mean any non-public information obtained by Agent or any Bank pursuant to the requirements of this Agreement that shall have been identified as such by the Treasury Manager, but does not include information (a) that was publicly available or otherwise known to Agent or such Bank at the time of disclosure (other than through disclosure by a Company), (b) that subsequently becomes publicly known through no act or omission by Agent or any Bank, or (c) that otherwise becomes known to Agent or such Bank, other than through disclosure by a Company or disclosure in violation of an obligation of confidence of which Agent or such Bank knows or should have known.

     "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for such purchase.

     "Consolidated" shall mean the resultant consolidation of the financial statements of Cedar Fair LP in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

     "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrowers for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated EBIT" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus (a) the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense, and (iii) extraordinary non-cash losses and charges and other non-recurring (with the understanding that unit option expense shall not constitute a recurring event) non-cash losses and charges, minus (b) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and non-recurring (with the understanding that unit option credits shall not constitute a recurring event) non-cash gains.

     "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated EBIT plus Consolidated Depreciation and Amortization Charges; provided that Consolidated EBITDA for any period shall
(a) include the appropriate financial items for any Person or business unit that has been acquired by any Company for any portion of such period prior to the date of acquisition, and (b) exclude the appropriate financial items for any Person or business unit that has been disposed of by any Company, for the portion of such period prior to the date of disposition.

     "Consolidated EBITDA/Interest Ratio" shall mean, at any time, for the most recently completed four fiscal quarters of Borrowers, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBITDA (without giving effect to the proviso in the definition of Consolidated EBITDA) to (b) Consolidated Interest Expense.

           "Consolidated Funded Indebtedness" shall mean, at any date, on a Consolidated basis, all Indebtedness of the Companies for borrowed money and capitalized leases, including, but not limited to, current, long-term and Subordinated Indebtedness, if any; provided, however, that (i) if in accordance with SFAS No. 133 at the end of any fiscal quarter the Companies are required to record an asset on their Consolidated balance sheet for such fiscal quarter as a result of the Mark-To-Market Value of a fixed to floating interest rate swap for such fiscal quarter and the Companies are also required to increase the aggregate amount of Consolidated Funded Indebtedness on their Consolidated balance sheet in an amount equal to the amount of such asset, then the amount by which Consolidated Funded Indebtedness has been increased to offset such asset for such fiscal quarter shall be excluded from Consolidated Funded Indebtedness for such fiscal quarter, and (ii) if in accordance with SFAS No. 133 at the end of any fiscal quarter the Companies are required to record a liability on their Consolidated balance sheet for such fiscal quarter as a result of the Mark-To-Market Value of a fixed to floating interest rate swap for such fiscal quarter and the Companies are also required to decrease the aggregate amount of Consolidated Funded Indebtedness on their Consolidated balance sheet in an amount equal to the amount of such liability, then the amount by which Consolidated Funded Indebtedness has been decreased will be included as Consolidated Funded Indebtedness under this agreement for such fiscal quarter.

     "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the gross or net income of Borrowers (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of Borrowers, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, for any period, the interest expense of Borrowers for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Net Assets" shall mean, as of any time of determination thereof, with respect to the Borrowers on a Consolidated basis, their assets less, without duplication, all of their (i) current liabilities, (ii) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and amortization expense and for deferred income taxes and (iii) other liabilities.

     "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of Borrowers for such period, as determined on a Consolidated basis and in accordance with GAAP.

     "Consolidated Net Worth" shall mean, at any date, all amounts that, in accordance with GAAP, would be included under the caption "total partners' equity" (or any like caption) on the Consolidated balance sheet of Cedar Fair LP as of such date.

     "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

     "Current Holder Group" shall mean (a) those individuals who are officers and directors of Cedar Fair LP or the Managing General Partner on the Closing Date, (b) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such individual, (c) the executors and administrators of the estate of any such individual, and any court appointed guardian of any such individual, and (d) any trust for the benefit of any such individual referred to in the foregoing clauses (a) and (b) or any other individuals, so long as one or more members of the Current Holder Group has the exclusive right to control the voting and disposition of securities held by such trust.

     "Debt" shall mean, collectively, all Indebtedness and other obligations incurred by Borrowers to Agent and the Banks pursuant to this Agreement and the other Loan Documents and includes the principal of and interest on all Loans and the Letter of Credit Exposure and each extension, renewal or refinancing thereof in whole or in part, the facility fees, other fees and any prepayment fees payable hereunder.

     "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Banks or all of the Banks, as the case may be, in writing.

     "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the Base Rate from time to time in effect.

     "Derivative Obligation" shall mean, with respect to any Person, any obligations of such Person in respect of any rate swap transaction, basis swap, forward rate swap transaction, commodity swap transaction, commodity option, equity or equity index swap, equity or equity index swap option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction or any combination of the foregoing transactions.

     "Derived LIBOR Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the LIBOR Rate.

     "Derived Swing Loan Rate" shall mean a rate per annum equal to (a) Agent's costs of funds as quoted to the Treasury Manager by Agent and agreed to by the Treasury Manager, plus (b) the Applicable Margin (from time to time in effect), plus (c) the Applicable Facility Fee Rate.

     "Determination of Taxability" shall mean any of the following:

          (a) Cedar Fair LP shall elect, for Federal income tax purposes, to be treated as an association taxable as a corporation under Subchapter C of the Code;

          (b) Cedar Fair LP shall have received from the Internal Revenue Service any written notice or other communication that questions the status or right of Cedar Fair LP to be treated as a partnership under the Code, and not as an association taxable as a corporation under Subchapter C of the Code, and within sixty (60) days following the receipt of any such notice or other communication Cedar Fair LP has not obtained, and provided to Agent a copy of, a written confirmation from the Internal Revenue Service that such notice or other communication is withdrawn and further confirming that the Internal Revenue Service recognizes that Cedar Fair LP is entitled to be treated as a partnership under the Code, and not as an association taxable as a corporation under Subchapter C of the Code; or

          (c) any other event or circumstance shall occur or exist that, in the reasonable opinion of Agent, draws into question the status or right of Cedar Fair LP to be treated as a partnership under the Code, and not as an association taxable as a corporation under Subchapter C of the Code, and within thirty (30) days following the receipt by Cedar Fair LP of a written request therefor from Agent, Cedar Fair LP shall have failed to deliver to Agent a written opinion, reasonably satisfactory in form, scope and substance to Agent, of Squire Sanders & Dempsey L.L.P., or other nationally recognized independent tax counsel, to the effect that, in the opinion of such counsel, Cedar Fair LP should be treated for Federal income tax purposes as a partnership, and not as an association taxable as a corporation under Subchapter C of the Code, and covering such other matters related thereto as Agent may reasonably request.

     "Documentation Agent" shall have the meaning given to such term in the first paragraph of this Agreement.

     "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

     "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a material risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA that could result in material liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any material requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits;

or (k) any occurrence by or any expectation of the incurrence by a Controlled Group member of any material liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code
Section 4980B.

     "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

     "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

     "Event of Default" shall mean an event or condition that shall constitute an event of default as defined in Article VII hereof.

     "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

     "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer, controller or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of Cedar Fair LP.

     "Foreign Subsidiary" shall mean a Subsidiary that shall be organized outside of the United States.

     "Fronting Bank" shall mean, as to any Letter of Credit transaction hereunder, Agent as issuer of the Letter of Credit, or, in the event that Agent shall be unable to issue a Letter of

Credit, such other Bank as shall agree to issue the Letter of Credit in its own name, but on behalf of the Banks hereunder.

     "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrowers.

     "Guarantor" shall mean a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

     "Guarantor of Payment" shall mean each of the Companies set forth on
Schedule 2 hereof, that are each executing and delivering a Guaranty of Payment as of the Closing Date, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

     "Guaranty of Payment" shall mean each Guaranty of Payment of Debt, in the form of Exhibit E hereto, executed and delivered on or after the Closing Date in connection herewith by each Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

     "Hedge Agreement" shall mean any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates.

     "Increased Maximum Commitment Amount" shall mean the principal amount of Three Hundred Fifty Million Dollars ($350,000,000) (or such lesser amount or amounts as shall be determined pursuant to Section 2.8(b) or (c) hereof).

     "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

     "Intercreditor Agreement" shall mean the Intercreditor Agreement, in the form of Exhibit F hereto, dated as of March 14, 2006 among Agent, for the benefit of and on behalf of the Banks, and the Noteholders, as the same may from time to time be amended, restated or otherwise modified.

     "Interest Adjustment Date" shall mean the last day of each Interest Period.

     "Interest Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of Borrowers, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense.

     "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by the Treasury Manager pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by the Treasury Manager pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Loan shall be one month, two months, three months or six months, in each case as the Treasury Manager may select upon notice, as set forth in Section 2.2 hereof, provided that (a) if the Treasury Manager fails to so select the duration of any Interest Period, the Treasury Manager, on behalf of the applicable Borrower, shall be deemed to have converted such LIBOR Loan to a Base Rate Loan at the end of the then current Interest Period; and (b) the Treasury Manager may not select any Interest Period for a LIBOR Loan that ends after any date when principal is due on such LIBOR Loan.

     "Letter of Credit" shall mean (a) the letters of credit issued by the Agent, as the Fronting Bank, for the account of a Borrower or Guarantor of Payment, outstanding as of the Closing Date, as listed on Schedule 3 hereto, and
(b) any standby letter of credit that shall be issued by the Fronting Bank for the account of a Borrower or Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one year after its date of issuance or (b) thirty (30) days prior to the last day of the Commitment Period.

     "Letter of Credit Commitment" shall mean the Commitment of the Fronting Bank, on behalf of the Banks, to issue Letters of Credit in an aggregate face amount of up to Thirty Million Dollars ($30,000,000).

     "Letter of Credit Exposure" shall mean, at any time of determination, the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that shall not have been reimbursed by Borrowers or converted to a Revolving Loan pursuant to Section 2.1C hereof.

     "Leverage Ratio" shall mean, at any time, for the most recently completed four fiscal quarters of Borrowers, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Average Consolidated Funded Indebtedness to (b) Consolidated EBITDA.

     "LIBOR Loan" shall mean a Loan described in Section 2.1A hereof on which Borrowers shall pay interest at a rate based on the LIBOR Rate.

     "LIBOR Rate" shall mean, for any Interest Period with respect to a LIBOR Loan, the quotient (rounded upwards, if necessary, to the nearest one one-hundredth of one percent (1/100th of 1%)) of (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, as provided by Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies as the rate in the London interbank market) for dollar deposits in immediately available funds with a maturity comparable to such Interest Period, divided by (b) a number equal to
1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause
(a) hereof) shall be the rate, determined by Agent as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one one-hundredth of one percent (1/100th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

     "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

     "Loan" or "Loans" shall mean the credit extended to Borrowers by the Banks in accordance with Section 2.1A or B hereof.

     "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, all documentation relating to each Letter of Credit, the Intercreditor Agreement, the Agent Fee Letter, each Additional Bank Assumption Agreement and each Assumption Agreement, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

     "Magnum Management" shall have the meaning given to such term in the first paragraph of this Agreement.

     "Managing General Partner" shall mean Cedar Fair Management Inc., an Ohio C-Corporation, together with its successors and assigns.

     "Mark-To-Market Value" shall mean, at any date with respect to any Derivative Obligation of any Company, the termination value thereof (on a net basis), calculated as if such Derivative Obligation had been terminated on such date by reason of a default or termination by such Company.

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Companies taken as a whole.

     "Material Indebtedness" shall mean any Indebtedness of any Company or the Companies in excess in the aggregate amount of Twenty Million Dollars ($20,000,000).

     "Material Indebtedness Agreement" shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company or the Companies in excess of the aggregate amount of Twenty Million Dollars ($20,000,000).

     "Maximum Amount" shall mean, for each Bank, the respective amounts set forth on Schedule 1 hereto opposite such Bank's name under the columns headed "Maximum Amount other than during any Seasonal Commitment Decrease Period" or "Maximum Amount during Seasonal Commitment Decrease Period", as determined in accordance with Section 2.8(a) hereof.

     "Maximum Commitment Amount" shall mean the principal amount of Two Hundred Fifty Million Dollars ($250,000,000) (or such other amount as shall be determined pursuant to Section 2.8(b) or (c) hereof).

     "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

     "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

     "Note" shall mean any Revolving Credit Note or any Swing Line Note, or any other note delivered pursuant to this Agreement.

     "Note Agreements" shall mean, collectively, (a) the Prudential Note Agreements, (b) the 2002 Note Agreements, and (c) the 2003 Note Agreements.

     "Noteholders" shall mean (a) The Prudential Insurance Company, as the holder of the senior notes issued pursuant to the Prudential Note Agreements,
(b) the 2002 Noteholders, as the holders of the senior notes issued pursuant to the 2002 Note Agreements, and (c) the 2003 Noteholders, as the holders of the senior notes issued pursuant to the 2003 Note Agreements, and the respective successors and assigns of any of the foregoing.

     "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit C.

     "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

     "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

     "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

     "Permitted Investment" shall mean an investment of a Company in the stock (or other debt or equity instruments) of a Person (other than a Company), so long as (a) the Company making the investment is a Borrower or a Guarantor of Payment, (b) such Person is engaged in a line of business substantially similar to the lines of business engaged in by the Companies as of the Closing Date, and
(c) the aggregate amount of all such investments made by all Companies after the Closing Date does not exceed an aggregate amount equal to fifteen percent (15%) of Consolidated Net Worth based upon the financial statements of the Companies for the most recently completed fiscal quarter.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

     "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

     "Prudential Note Agreements" shall mean, collectively, (a) the Private Shelf Agreement, dated as of August 24, 1994, as amended, among Cedar Fair LP and the Noteholders named therein, and (b) the Amended and Restated Note Purchase and Private Shelf Agreements, dated as of April 7, 2004, among Cedar Fair LP, Knott's Berry Farm and the Noteholders named therein, as any of the foregoing may, in accordance with Section 5.24 hereof, from time to time be amended, restated or otherwise modified.

     "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Borrower, Subsidiary or Obligor, or any of their respective officers, to Agent or the Banks pursuant to or otherwise in connection with this Agreement.

     "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

     "Required Banks" shall mean the holders of greater than fifty percent (50%) of the Total Commitment Amount, or, if there shall be any borrowing hereunder, the holders of greater than fifty percent (50%) of the aggregate principal amount of Loans outstanding (other than Swing Loans).

     "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each Bank to participate in the making of Revolving Loans up to the Maximum Amount for such Bank, (b) each Bank to participate in the issuance of Letters of Credit pursuant to the Letter of Credit Commitment, and (c) Agent to make Swing Loans pursuant to the Swing Line Commitment.

     "Revolving Credit Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

     "Revolving Credit Note" shall mean a Revolving Credit Note executed and delivered pursuant to Section 2.1A hereof.

     "Revolving Loan" shall mean a Loan granted to Borrowers by the Banks in accordance with Section 2.1A hereof.

     "Seasonal Commitment Decrease Period" shall mean the period from August 15, 2006 through November 14, 2006, and the period from August 15 through November 14 of each year thereafter.

     "Seasonal Reduced Commitment Amount" shall mean the principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000) (or such other amount as shall be determined pursuant to Section 2.8(b) or (c) hereof).

     "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

     "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Banks) in favor of the prior payment in full of the Debt.

     "Subsidiary" of a Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by a Borrower or by one or more other subsidiaries of a Borrower or by a Borrower and one or more subsidiaries of a Borrower, (b) a partnership or limited liability company of which a Borrower, one or more other subsidiaries of a Borrower or a Borrower and one or more subsidiaries of a Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which a Borrower, one or more other subsidiaries of a Borrower or a Borrower and one or more subsidiaries of a Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

     "Subsidiary Borrower" shall mean a Borrower hereunder that is also a Subsidiary of Cedar Fair LP.

     "Swing Line" shall mean the credit facility established by Agent for Borrowers in accordance with Section 2.1B hereof.

     "Swing Line Commitment" shall mean the commitment of Agent to make Swing Loans to Borrowers up to the maximum aggregate amount at any time outstanding of Twenty-Five Million Dollars ($25,000,000) in accordance with the terms and conditions of the Swing Line.

     "Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

     "Swing Line Note" shall mean the Swing Line Note executed and delivered pursuant to Section 2.1B hereof.

     "Swing Loan" shall mean a Loan granted to Borrowers by Agent under the Swing Line.

     "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) the date that is agreed to by Agent and the Treasury Manager with respect to such Swing Loan, but in no event later than thirty (30) days after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

     "Syndication Agent" shall have the meaning given to such term in the first paragraph of this Agreement.

     "Total Commitment Amount" shall mean either the Maximum Commitment Amount or the Seasonal Reduced Commitment Amount, as the case may be, as determined in accordance with Section 2.8(a) hereof, or such other amount as shall be determined pursuant to Section 2.8 hereof.

     "Treasury Manager" shall have the meaning given to such term in the first paragraph of this Agreement.

     "2002 Note Agreements" shall mean, collectively, the separate and several Note Purchase Agreements, each dated as of February 8, 2002, among Cedar Fair LP, Knott's Berry Farm, Cedar Fair, Magnum Management and the 2002 Noteholders named therein, as amended and as the same may from time to time be amended, restated or otherwise modified.

     "2003 Note Agreements" shall mean, collectively, the separate and several Note Purchase Agreements, each dated as of December 22, 2003, among Cedar Fair LP, Knott's Berry Farm, Cedar Fair, Magnum Management and the 2003 Noteholders named therein, and as the same may from time to time be amended, restated or otherwise modified.

     "2002 Noteholder" shall mean the institutional investors that are the holders of the notes issued under the 2002 Note Agreements.

     "2003 Noteholder" shall mean the institutional investors that are the holders of the notes issued under the 2003 Note Agreements.

     "USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

     "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

     "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(l).

     "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity, all of the securities or other ownership interest of which having ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

     Section 1.2. Accounting Terms. Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

     Section 1.3. Plural Terms. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

     Section 2.1. Amount and Nature of Credit. Subject to the terms and conditions of this Agreement, each Bank shall participate, to the extent hereinafter provided, in making Loans to Borrowers, and issuing Letters of Credit at the request of Borrowers, in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

     Each Bank, for itself and not one for any other, agrees to participate in Loans made and Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrowers or the issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Notes (other than the Swing Line Note) issued to such Bank or, if there is no Note, outstanding from such Bank, when combined with such Bank's pro rata share of the Letter of Credit Exposure, shall not be in excess of the Maximum Amount for such Bank, and (b) such aggregate principal amount outstanding on the Notes (other than the Swing Line Note) issued to such Bank or, if there is no Note, outstanding from such Bank, shall represent that percentage of the aggregate principal amount of Loans then outstanding under the Revolving Credit Commitment that shall be such Bank's Commitment Percentage.

     Each borrowing (other than Swing Loans) from the Banks hereunder shall be made pro rata according to the respective Commitment Percentages of the Banks. The Loans may be made as Revolving Loans and Swing Loans, and Letters of Credit may be issued, as follows:

     A. Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Revolving Loan or Revolving Loans to Borrowers in such amount or amounts as Borrowers may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Total Commitment Amount, when such Revolving Loans are combined with the Revolving Credit Exposure. Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) Base Rate Loans, or (b) LIBOR Loans.

     Borrowers shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing March 31, 2006, and on the last day of each succeeding June, September, December and March thereafter and at the maturity thereof.

     Borrowers shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin) at the Derived LIBOR Rate. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

     At the request of Borrowers to Agent, subject to the notice and other provisions of Section 2.2 hereof, the Banks shall convert Base Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Base Rate Loans on any Interest Adjustment Date.

     Upon request of any Bank, to evidence the obligation of Borrowers to repay the Base Rate Loans and LIBOR Loans made by each Bank and to pay interest thereon, Borrowers shall execute a Revolving Credit Note of Borrowers in the form of Exhibit A hereto, payable to the order of such Bank in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank; provided, however that the failure of any Bank to request a Revolving Credit Note shall in no way detract from Borrowers' obligations to such Bank hereunder. Subject to the provisions of this Agreement, Borrowers shall be entitled under this Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

     B. Swing Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent shall make a Swing Loan or Swing Loans to Borrowers in such amount or amounts as Borrowers may from time to time request; provided that Borrowers shall not request any Swing Loan hereunder if, after giving effect thereto, (a) the Revolving Credit Exposure would exceed the Total Commitment Amount, or (b) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Borrowers shall not request that more than two Swing Loans be outstanding at any time.

     Borrowers shall pay interest, for the sole benefit of Agent (and any Bank that has purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Swing Loan Rate applicable to such Swing Loan. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

     The obligation of Borrowers to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of Borrowers substantially in the form of Exhibit B hereto, dated the Closing Date, and payable to the order of Agent in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made hereunder by Agent. Subject to the provisions of this Agreement, Borrowers shall be entitled under this Section 2.1B to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period.

     If Agent so elects, by giving notice to Borrowers and the Banks, Borrowers agree that Agent shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless and until converted by Borrowers to a LIBOR Loan pursuant
Section 2.1A and Section 2.2 hereof. Upon receipt of such notice by Borrowers, Borrowers shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of the Swing Loan in accordance with Section 2.1A and
Section 2.2 hereof. Each Bank agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that such Bank's obligation to make a Revolving Loan pursuant to Section 2.1A when required by this Section 2.1B is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this paragraph to repay in full such Swing Loan.

     If, for any reason, Agent is unable to or, in the opinion of Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding paragraph, then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Bank purchase a participation in such Swing Loan, and Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, Agent hereby agrees to grant to each Bank, and each Bank hereby agrees to acquire from Agent, an undivided participation interest in such Swing

Loan in an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for its sole account, such Bank's ratable share of such Swing Loan (determined in accordance with such Bank's Commitment Percentage). Each Bank acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.1B is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Each Bank shall comply with its obligation under this Section 2.1B by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 hereof with respect to Revolving Loans to be made by such Bank.

     C. Letters of Credit. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Bank shall, in its own name, on behalf of the Banks, issue such Letters of Credit for the account of Borrowers or a Guarantor of Payment, as Borrowers may from time to time request. Borrowers shall not request any Letter of Credit (and the Fronting Bank shall not be obligated to issue any Letter of Credit) if, after giving effect thereto,
(a) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (b) the Revolving Credit Exposure would exceed the Total Commitment Amount. The issuance of each Letter of Credit shall confer upon each Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Bank's Commitment Percentage.

     Each request for a Letter of Credit shall be delivered by the Treasury Manager to Agent (and the Fronting Bank if the Fronting Bank is a Bank other than Agent) not later than 11:00 A.M. (Cleveland, Ohio time) three Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent and specify the face amount thereof, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Upon request of the Treasury Manager, any Letter of Credit may provide that it is to be governed by the laws of the State of New York. Concurrently with each such request, Borrowers, and any Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Bank an appropriate application and agreement, being in the standard form of the Fronting Bank for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give the Fronting Bank and each Bank prompt notice of each such request for a Letter of Credit.

     In respect of each Letter of Credit and the drafts thereunder, if any, whether issued for the account of a Borrower or Guarantor of Payment, Borrowers agree (a) to pay to Agent, for the pro rata benefit of the Banks, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, on the last day of each succeeding March, June, September and December of each year, at the rate of the Applicable Margin (in effect on the date such payment is to be made) times the face amount of the Letter of Credit; (b) to pay to Agent, for the benefit of the Fronting Bank, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued or renewed at the rate of one-eighth percent (1/8 of 1%) of the face amount of such Letter of Credit; and (c) to pay to the Fronting Bank, for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as shall be generally charged by the Fronting Bank under its fee schedule as in effect from time to time.

     Whenever a Letter of Credit shall be drawn, Borrowers shall immediately reimburse the Fronting Bank for the amount drawn. In the event that the amount drawn shall not have been reimbursed by Borrowers within one Business Day of the drawing of such Letter of Credit, at the sole option of the Fronting Bank, Borrowers shall be deemed to have requested a Revolving Loan, subject to the provisions of Section 2.1A, in the amount drawn. Each Bank agrees to make a Revolving Loan on the date of notice from the Agent or the Fronting Bank, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.1A hereof when required by this Section 2.1C shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Fronting Bank, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this paragraph to reimburse, in full, the Fronting Bank for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrowers hereunder. Each Bank is hereby authorized to record on its records relating to its Loans such Bank's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

     If, for any reason, the Fronting Bank shall be unable to or, in the opinion of Agent, it shall be impracticable to, convert any Letter of Credit to a Revolving Loan pursuant to the preceding paragraph, the Fronting Bank shall have the right to request that each Bank purchase a participation in the amount due with respect to such Letter of Credit, and Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Fronting Bank hereby agrees to grant to each Bank, and each Bank hereby agrees to acquire from the Fronting Bank, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of the amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Fronting Bank such Bank's ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Bank's Commitment Percentage). Each Bank acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by Borrowers pursuant to this Section 2.1C shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Each Bank shall comply with its obligation under this Section 2.1C by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 with respect to Revolving Loans. Each Bank is hereby authorized to record on its records such Bank's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

     Section 2.2. Conditions to Loans and Letters of Credit. The obligation of the Banks to make a Loan, convert a LIBOR Loan or Base Rate Loan or continue a LIBOR Loan, and of Agent to make any Swing Loan, and of the Fronting Bank to issue any Letter of Credit, is conditioned, in the case of each borrowing, conversion, continuation or issuance hereunder, upon:

     (a) with respect to the making of the first Loan or the issuance of the first Letter of Credit hereunder, all conditions precedent as listed in Article IV hereof shall have been satisfied;

     (b) with respect to (i) Base Rate Loans, receipt by Agent of a Notice of Loan from the Treasury Manager, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion, and (ii) LIBOR Loans, receipt by Agent of a Notice of Loan from the Treasury Manager by 11:00 A.M. (Cleveland, Ohio time) three Business Days prior to the proposed date of borrowing, conversion or continuation. Agent shall notify each Bank of the date, amount and Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date such Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds, required of it. If Agent elects to advance the proceeds of such Loan prior to receiving funds from such Bank, Agent shall have the right, upon prior notice to the Treasury Manager, to debit any account of Borrowers or otherwise receive from Borrowers, on demand, such amount, in the event that such Bank fails to reimburse Agent in accordance with this subsection. Agent shall also have the right to receive interest from such Bank at the Federal Funds Effective Rate in the event that such Bank shall fail to provide its portion of the Loan on the date requested and Agent elects to provide such funds;

     (c) with respect to Letters of Credit, satisfaction of the notice provisions set forth in Section 2.1C hereof;

     (d) with respect to Swing Loans, receipt by Agent of a Notice of Loan from the Treasury Manager, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing;

     (e) Borrowers' request for (i) a Base Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000), (ii) a LIBOR Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), and (iii) a Swing Loan shall be in an amount not less than One Hundred Thousand Dollars ($100,000), increased by increments of Fifty Thousand Dollars ($50,000);

     (f) the fact that no Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan or issuance of the Letter of Credit would exist; and

     (g) the fact that each of the representations and warranties contained in
Article VI hereof shall be true and correct with the same force and effect as if made on and as of the date of the making, conversion or continuation of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.

     At no time shall the Treasury Manager request that LIBOR Loans be outstanding for more than fifteen different Interest Periods at any time, and, if Base Rate Loans are outstanding, then LIBOR Loans shall be limited to fourteen different Interest Periods at any time.

     Each request by the Treasury Manager for the making of a Loan, conversion of a LIBOR Loan or Base Rate Loan or continuation of a LIBOR Loan, or the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrowers as of the date of such request as to the facts specified in (f) and (g) above.

     Each request by the Treasury Manager or any Borrower for a LIBOR Loan shall be irrevocable and binding on Borrowers and Borrowers shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the Banks as a result of any failure by Borrowers to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund such LIBOR Loan. A certificate as to the amount of such loss or expense submitted by the Banks to the Treasury Manager shall be conclusive and binding for all purposes, absent manifest error.

     Section 2.3. Treasury Manager.

     (a) Appointment. Each Borrower hereby irrevocably designates and appoints Magnum Management as the Treasury Manager to act as specified herein and in the other Loan Documents. Each Borrower hereby irrevocably authorizes the Treasury Manager, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers (including, but not limited to, requesting a Loan or Letter of Credit for Borrowers hereunder) and perform such duties as are expressly delegated to the Treasury Manager by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, with all such actions by the Treasury Manager that purport to be on behalf of any Borrower being sufficient, without any further action or authorization by any Borrower, to bind all Borrowers. The Treasury Manager agrees to act as such upon the conditions set forth in this Section. All actions of the Treasury Manager taken in connection with the Loan Documents, whether so expressed or not, shall be deemed to be on behalf of, and shall bind, all Borrowers.

     (b) Reliance by Agent and the Banks. Agent and the Banks shall be entitled to rely upon all statements, certificates, notices, consents, certificates, affidavits, letters, cablegrams, telegrams, facsimile transmissions, electronic transmissions, e-mails, telex or teletype messages, orders or other documents or conversations furnished or made by the Treasury Manager pursuant to any of the provisions of this Agreement or any of the other Loan Documents, or otherwise in connection with the transactions contemplated by the Loan Documents, as being made or furnished on behalf of, and with the effect of irrevocably binding, Borrowers, without any duty to ascertain or to inquire as to the authority of the Treasury Manager in so doing.

     (c) Successor Treasury Manager. The Treasury Manager may resign as the Treasury Manager upon twenty (20) days prior written notice to Agent and the Banks. Upon the resignation of the Treasury Manager pursuant to the preceding sentence, Borrowers shall appoint from among themselves a successor Treasury Manager for Borrowers who is willing to so act and who is acceptable to Agent, whereupon such successor manager shall upon notice by Agent to the Banks, succeed to the rights, powers and duties of the Treasury Manager, and the term "Treasury Manager" shall include such successor manager effective upon its appointment, and the resigning Treasury Manager's rights, powers and duties as the Treasury Manager shall be terminated, without any other or further act or deed on the part of such former Treasury Manager or any of the parties to this Agreement. Notwithstanding anything in this Section to the contrary, the resignation of a Treasury Manager pursuant to this Section shall not be effective until a successor Treasury Manager shall have been appointed pursuant to this Section.

     Section 2.4. Liability of Borrowers.

     (a) Joint and Several Liability. Each Borrower acknowledges and agrees that Agent and the Banks are entering into this Agreement at the request of each Borrower and with the understanding that each Borrower is and shall remain fully liable, jointly and severally, for payment in full of the Debt. Each Borrower agrees that it is receiving or will receive a direct pecuniary benefit for each Loan made or Letter of Credit issued hereunder.

     (b) Maximum Liability of Each Borrower. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, in no event shall the maximum liability of any Subsidiary Borrower exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Subsidiary Borrower from other affiliates of such Subsidiary Borrower) would not render the rights to payment of Agent and the Banks hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

     Section 2.5. Additional Borrowers.

     (a) At the request of Borrowers, a Subsidiary of Cedar Fair LP that shall not then be a Borrower may become a Borrower hereunder, provided that all of the following requirements shall have been met to the satisfaction of Agent: (i) Borrowers shall have provided to Agent and the Banks a written request that such Subsidiary be designated as a Borrower pursuant to the terms of this Agreement;
(ii) Agent and the Required Banks shall have consented, which consent shall be in the sole discretion of Agent and the Required Banks, to the addition of such Subsidiary as a Borrower under this Agreement, (iii) such Subsidiary shall be a Wholly-Owned Subsidiary of Cedar Fair LP; (iv) each Guarantor of Payment shall have guaranteed the obligations of such Subsidiary under this Agreement pursuant to the terms of a Guaranty of Payment; (v) such Subsidiary shall have executed an Assumption Agreement; (vi) such Subsidiary and the other Borrowers hereunder shall have executed and delivered to each Bank such replacement Notes as Agent shall deem appropriate, and (vii) Borrowers and such Subsidiary shall have provided to Agent such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent.

     (b) Upon satisfaction by Borrowers and any such Subsidiary of the requirements set forth in subpart (a) above, Agent shall promptly notify Borrowers and the Banks, whereupon such Subsidiary shall be designated a "Borrower" pursuant to the terms and conditions of this Agreement, and such Subsidiary shall become bound by all representations, warranties, covenants, provisions and conditions of this Agreement and each other Loan Document applicable to Borrowers as if such Subsidiary had been the original party making such representations, warranties and covenants.

     Section 2.6. Payment of Loans.

     (a) Payments by Borrowers. All payments of principal, interest, facility and other fees shall be made to Agent in immediately available funds for the account of Agent or the Banks, as the case may be. All payments made by Borrowers hereunder shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever. All payments shall be remitted to Agent at its main office not later than 11:00 A.M. (Cleveland, Ohio time) on the due date thereof in immediately available funds. Any such payments received by Agent after 11:00 A.M. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Business Day.

     (b) Payments Net of Taxes. All payments under this Agreement or any other Loan Document by a Borrower or any other Obligor shall be made absolutely without deduction or offset for, and altogether free and clear of, any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto (other than taxes imposed on or measured by the income of any Bank, or franchise taxes imposed on such Bank, by any jurisdiction in which such Bank is organized or in which such Bank is resident or doing business) under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof). If a Borrower or other Obligor shall be compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges or withholdings, then such Borrower or Obligor, as the case may be, shall pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States or foreign jurisdiction (or any state or political subdivision thereof) income taxes required to be paid by the Banks in respect of such additional amounts, shall equal the amount of interest provided in Section 2.1 hereof for each Loan plus any principal then due.

     (c) Payments to Banks. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Bank its ratable share, if any, of the amount of principal, interest, and facility and other fees received by it for the account of such Bank. Each Bank shall record any principal, interest or other payment, the principal amounts of Base Rate Loans and LIBOR Loans, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Bank, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrowers under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to such Loans set forth on the records of Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal and interest owing to each Bank.

     (d) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made with respect to any Loan, shall be stated to be due on a day that shall not be a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable with respect to any Loan; provided, however, that, with respect to any LIBOR Loan, if the next succeeding Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

     Section 2.7. Prepayment.

     (a) Right to Prepay.

          (i) Borrowers shall have the right, at any time or from time to time, to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Revolving Loans then outstanding, as designated by Borrowers, plus interest accrued on the amount so prepaid to the date of such prepayment; and

          (ii) Borrowers shall have the right, at any time or from time to time, to prepay, for the benefit of Agent (and any Bank that has purchased a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by Borrowers, plus interest accrued on the amount so prepaid to the date of such prepayment.

     (b) Prepayment Fees.

          (i) Prepayments of Base Rate Loans shall be without any premium or penalty;

          (ii) In any case of prepayment of a LIBOR Loan, Borrowers agree to pay to each Bank, upon demand therefor, for any resulting loss, cost (whether voluntary or by acceleration or otherwise) or expense of such Bank as a result thereof, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits. In addition, Borrowers shall immediately pay directly to Agent or such Bank, the amount of any additional costs or expenses incurred by Agent or such Bank in connection with the prepayment, upon receipt by the Treasury Manager of a written statement from Agent or such Bank therefor; and

          (iii) In the case of prepayment of a Swing Loan, Borrowers agree to pay to Agent, on demand, for any resulting loss, cost or expense of Agent as a result thereof, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits.

     (c) Notice of Prepayment. The Treasury Manager shall give Agent written notice of prepayment of any Base Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than 1:00 P.M. (Cleveland, Ohio time) three Business Days prior to the Business Day on which such prepayment is to be made. Each notice of prepayment by the Treasury Manager or any Borrower for a LIBOR Loan shall be irrevocable and binding on Borrowers and Borrowers shall indemnify Agent and the Banks against any loss or exposure incurred by Agent or the Banks as a result of any failure by Borrowers to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund such LIBOR Loan. A certificate as to the amount of such loss or expense submitted by the Banks to the Treasury Manager shall be conclusive and binding for all purposes, absent manifest error.

     (d) Minimum Amount. Each prepayment of a LIBOR Loan by Borrowers shall be in the aggregate principal amount of not less than Five Million Dollars ($5,000,000), except in the case of a mandatory prepayment in connection with
Section 2.8(a)(i), Section 2.11 or Article III hereof.

     Section 2.8. Modifications to Commitment.

     (a) Seasonal Adjustment of Commitment.

          (i) Seasonal Decrease in Commitment. On the first day of each Seasonal Commitment Decrease Period, without notice of any kind to Borrowers, the Total Commitment Amount shall automatically be reduced to the Seasonal Reduced Commitment Amount. On such date the Maximum Amount for each Bank shall be decreased to the amount set forth opposite such Bank's name under the column headed "Maximum Amount during Seasonal Commitment Decrease Period." On the date of each such reduction, Borrowers shall have prepaid an aggregate amount of Loans, together with interest and facility and other fees accrued and unpaid thereon, so that the Revolving Credit Exposure shall not exceed the Total Commitment Amount as then in effect. The Total Commitment Amount shall remain reduced pursuant to this subpart (i) during the Seasonal Commitment Decrease Period unless and until increased pursuant to subpart (ii) below.

          (ii) Seasonal Increase in Commitment. So long as no Default or Event of Default shall exist or immediately thereafter shall begin to exist, on the first day after the last day of each Seasonal Commitment Decrease Period, the Total Commitment Amount shall automatically be increased to the Maximum Commitment Amount. On such date the Maximum Amount for each Bank shall be increased to the amount set forth opposite such Bank's name under the column headed "Maximum Amount other than during any Seasonal Commitment Decrease Period." The Total Commitment Amount shall remain increased pursuant to this subpart (ii) until decreased pursuant to subpart (i) above.

     (b) Voluntary Reduction of Commitment. Borrowers may at any time or from time to time permanently reduce in whole or ratably in part the Commitment to an amount not less than the then existing Revolving Credit Exposure, by giving Agent not fewer than three Business Days' notice of such reduction, provided that (i) any such partial reduction shall be in an aggregate amount for all of the Banks of Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), and (ii) any such partial reduction shall be effective as to both the Maximum Commitment Amount and the Seasonal Reduced Commitment Amount. Agent shall promptly notify each Bank of the date of such reduction and such Bank's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced. If Borrowers reduce in whole the Commitment, on the effective date of such reduction (Borrowers having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest and facility and other fees accrued and unpaid and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrowers. Any partial reduction in the amount of the Commitment shall be effective during the remainder of the Commitment Period.

     (c) Increase in Commitment. At any time prior to March 14, 2010, Borrowers may request that Agent increase the Maximum Commitment Amount from the Closing Commitment Amount to an amount not to exceed the Increased Maximum Commitment Amount (with the understanding that the Seasonal Reduced Commitment Amount shall be increased as well in an amount equal to the Additional Commitments) by either
(i) increasing, for one or more Banks, with their prior written consent, their respective Revolving Credit Commitments, or (ii) including one or more Additional Banks, each with a new Revolving Credit Commitment, as a party to this Agreement (collectively, the "Additional Commitment"). The aggregate amount of such Commitment increase request shall be in a minimum amount of Twenty Million Dollars ($20,000,000). Each Additional Commitment of each Additional Bank, if any, shall be in an amount of not less than Ten Million Dollars ($10,000,000). With the consent of the Agent and the Borrowers, one or more Additional Commitments may be permitted upon satisfaction of the following requirements: (A) each Additional Bank, if any, shall execute an Additional Bank Assumption Agreement, (B) Agent shall provide to each Bank a revised Schedule 1 to this Agreement at least three Business Days prior to the effectiveness of such Additional Commitments (each an "Assumption Effective Date"), and (C) Borrowers shall execute and deliver to Agent and the Banks such replacement or additional Revolving Credit Notes as shall be required by Agent. The Banks hereby authorize Agent to execute each Additional Bank Assumption Agreement on behalf of the Banks. On each Assumption Effective Date, the Banks shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, facility fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among such Banks such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the terms of this Section 2.8(c). Borrowers shall not request any increase in the Commitment pursuant to this Section 2.8(c) if a Default or an Event of Default shall then exist or immediately after giving effect to any such increase would exist.

     (d) Prepayment Fees. Any prepayment of a LIBOR Loan or Swing Loan in connection with subparts (a) or (b) shall be subject to the prepayment fees set forth in Section 2.7 hereof.

     Section 2.9. Facility and Other Fees.

     (a) Borrowers shall pay to Agent, for the ratable account of the Banks, as a consideration for the Commitment, a facility fee from the date hereof to and including the last day of the Commitment Period, at a rate per annum equal to
(i) the Applicable Facility Fee Rate in effect on the date that such facility fee shall be due, times (ii) the average daily Total Commitment Amount in effect during such quarter. The facility fee shall be payable quarterly in arrears, on March 31, 2006 and on the last day of each succeeding June, September, December and March thereafter, and on the last day of the Commitment Period.

     (b) Borrowers shall pay to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

     Section 2.10. Computation of Interest and Fees; Default Rate. Interest on Loans and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, upon the election of the Required Banks (a) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

     Section 2.11. Mandatory Payment.

     (a) If, at any time, the Revolving Credit Exposure shall exceed the Total Commitment Amount as then in effect, Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the Revolving Credit Exposure within the Total Commitment Amount.

     (b) If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

     (c) Unless otherwise designated by Borrowers, each prepayment pursuant to
Section 2.11(a) shall be applied in the following order (i) first, on a pro rata basis among all of the outstanding Base Rate Loans, and (ii) second, on a pro rata basis among all of the outstanding LIBOR Loans, provided that if the outstanding principal amount of any LIBOR Rate Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.2 hereof as a result of such prepayment, then such LIBOR Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a LIBOR Loan or Swing Loan pursuant to this Section 2.11 shall be subject to the prepayment penalties set forth in Section 2.7 hereof.

              ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR
                         LOANS; INCREASED CAPITAL; TAXES

     Section 3.1. Reserves or Deposit Requirements, Etc. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate of the LIBOR Loan in question) against assets held by, or deposits in or for the amount of any LIBOR Loan by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder such LIBOR Loan or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loan, then, upon demand by such Bank, Borrowers shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to the Treasury Manager and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the Treasury Manager, upon at least three Business Days' prior written notice to such Bank through Agent, may cause Borrowers to prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Base Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.7 hereof. Each Bank shall notify the Treasury Manager as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event that will likely require the payment by Borrowers of any such additional amount under this Section.

     Section 3.2. Tax Law, Etc. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the Treasury Manager stating the reasons therefor. Borrowers shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the Treasury Manager and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     If any Bank shall receive such additional consideration from Borrowers pursuant to this Section 3.2, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration shall have been paid and shall reimburse Borrowers to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to Borrowers as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount of taxes reimbursed to Borrowers as aforesaid, Borrowers, upon demand of such

Bank, shall promptly pay to such Bank the amount so refunded to which such Bank shall not have been so entitled, or the amount by which the net income taxes of such Bank shall not have been so reduced, as the case may be.

     Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the Treasury Manager, upon at least three Business Days' prior written notice to such Bank through Agent, may cause Borrowers to prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Base Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in
Section 2.7 hereof.

     Section 3.3. Eurodollar Deposits Unavailable or Interest Rate Unascertainable. In respect of any LIBOR Loan, in the event that Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loan are not available to Agent in the applicable eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to the Treasury Manager and (a) any notice of a new LIBOR Loan (or conversion of an existing Loan to a LIBOR Loan) previously given by the Treasury Manager and not yet borrowed (or converted, as the case may be) shall be deemed to be a notice to make a Base Rate Loan, and (b) Borrowers shall be obligated either to prepay, or to convert to a Base Rate Loan, any outstanding LIBOR Loan on the last day of the then current Interest Period with respect thereto.

     Section 3.4. Indemnity. Without prejudice to any other provisions of this
Article III, Borrowers hereby agree to indemnify each Bank against any loss or expense that such Bank may sustain or incur as a consequence of any default by Borrowers in payment when due of any amount hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to the Treasury Manager and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     Section 3.5. Changes in Law Rendering LIBOR Loans Unlawful. If, at any time, any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loan that it shall be committed to make hereunder with moneys obtained in the eurodollar market, the commitment of such Bank to fund such LIBOR Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the Treasury Manager and Agent declare that its commitment with respect to such LIBOR Loan shall have been so suspended and, if and when such illegality shall cease to exist, such suspension shall cease and such Bank shall similarly notify the Treasury Manager and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Treasury Manager, Agent and the other Banks thereof in writing, stating the reasons therefor, and the Treasury Manager shall, on the earlier of (a) the last day of the then current Interest Period or
(b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such LIBOR Loan to a Base Rate Loan or cause Borrowers to prepay such LIBOR Loan to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment fees described in
Section 2.7 hereof.

     Section 3.6. Funding. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside of the United States.

     Section 3.7. Capital Adequacy. If any Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), Borrowers shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.

                        ARTICLE IV. CONDITIONS PRECEDENT

     The obligation of the Banks to make the first Loan, of the Fronting Bank to issue the first Letter of Credit and of Agent to make the first Swing Loan, shall be subject to Borrowers satisfying each of the following conditions:

     Section 4.1. Notes. Borrowers shall have executed and delivered to each Bank that shall have requested a Revolving Credit Note its Revolving Credit Note and shall have executed and delivered to Agent the Swing Line Note.

     Section 4.2. Guaranties of Payment of Debt. Each Guarantor of Payment shall have executed and delivered to Agent a Guaranty of Payment of Debt.

     Section 4.3. Intercreditor Agreement. The Intercreditor Agreement shall have been executed by all parties thereto and delivered to Agent and the Banks.

     Section 4.4. Officer's Certificate, Resolutions, Organizational Documents. Each Borrower and Guarantor of Payment shall have delivered to Agent an officer's certificate certifying the names of the officers of such Borrower or Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of each Borrower and Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Borrower or Guarantor of Payment, as the case may be, is a party, and (b) the Organizational Documents of each Borrower and Guarantor of Payment.

     Section 4.5. Legal Opinion. Borrowers shall have delivered to Agent an opinion of counsel for each Borrower and Guarantor of Payment, in form and substance satisfactory to Agent and the Banks.

     Section 4.6. Good Standing and Full Force and Effect Certificates. Borrowers shall have delivered to Agent a good standing certificate or full force and effect certificate, as the case may be, for each Borrower and Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state where such Borrower or Guarantor of Payment is incorporated or formed.

     Section 4.7. Closing, Agent and Legal Fees. Borrowers shall have (a) paid to Agent, for its sole account, the fees set forth in the Agent Fee Letter, (b) paid to Agent, for the account of the Banks, the closing fees Borrowers have agreed to pay to the Banks on the Closing Date, and (c) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

     Section 4.8. Existing Credit Agreements. Borrowers shall have terminated the Credit Agreement among Borrowers, the lenders named therein and KeyBank National Association, as administrative agent, dated as of December 22, 2003, as amended, which Credit Agreement shall be deemed to have been terminated upon payment in full of all of the Indebtedness outstanding thereunder and termination of the commitments established therein.

     Section 4.9. Closing Certificate. Borrowers shall have delivered to Agent and the Banks an officer's certificate certifying that, as of the Closing Date,
(a) all conditions precedent set forth in this Article IV have been satisfied,
(b) no Default or Event of Default exists nor immediately after the making of the first Loan or the issuance of the first Letter of Credit will exist, and (c) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date.

     Section 4.10. Note Agreements. Borrowers shall have delivered to Agent and the Banks copies of the Prudential Note Agreements, the 2002 Note Agreements and the 2003 Note Agreements (and all amendments and supplements thereto) certified by an officer of Borrowers as being true and complete.

     Section 4.11. Amendment to Note Agreements. Borrowers and the Noteholders shall have entered into an amendment to each of the Note Agreements, acceptable to the Agent, pursuant to which the covenants in the Note Agreements are amended to be consistent with the covenants in this Agreement, and such amendment to the Note Agreements shall be in full force and effect as of the Closing Date.

     Section 4.12. No Material Adverse Change. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of the Companies since December 31, 2005.

     Section 4.13. Miscellaneous. Borrowers shall have provided to Agent and the Banks such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.

                              ARTICLE V. COVENANTS

     Each Borrower agrees that, so long as the Commitment shall remain in effect and thereafter until all of the Debt shall have been paid in full, Borrowers shall perform and observe, and shall cause each other Company to perform and observe, each of the following provisions:

     Section 5.1. Insurance. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by Persons similarly situated; and (b) within ten days of any Bank's written request, furnish to such Bank such information about such Company's insurance as that Bank may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to such Bank and certified by a Financial Officer of such Company.

     Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

     Section 5.3. Financial Statements. Borrowers shall furnish to Agent and the
Banks:

     (a) within forty-five (45) days after the end of each of the first three quarter-annual periods of each fiscal year of Cedar Fair LP, balance sheets of Borrowers as of the end of such period and statements of income (loss), partners' equity and cash flow for the quarter and trailing four quarters all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and the Banks and certified by a Financial Officer of Cedar Fair LP;

     (b) within ninety (90) days after the end of each fiscal year of Cedar Fair LP, an annual audit report of Borrowers for that year prepared on a Consolidated basis, in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and the Banks and certified by an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), partners' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Defaults and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

     (c) concurrently with the delivery of the financial statements set forth in
(a) and (b) above, a Compliance Certificate;

     (d) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Cedar Fair LP to its partners, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Cedar Fair LP (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of any Borrower's securities; and

     (e) within ten (10) days of Agent's or any Bank's written request, such other information about the financial condition, properties and operations of any Company as Agent or such Bank may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Agent or such Bank and certified by a Financial Officer of the Company or Companies in question.

     Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent, or any representative of Agent, to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

     Section 5.5. Franchises; Change in Business.

     (a) Each Company shall preserve and maintain at all times its existence, rights and franchises, except as otherwise permitted pursuant to Section 5.12 hereof.

     (b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole that would then be engaged in by the Companies would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

     Section 5.6. ERISA Compliance. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrowers shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrowers shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or that Borrowers have reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth. As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrowers shall, at the request of Agent or any Bank, deliver or cause to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

     Section 5.7. Financial Covenants.

     (a) Leverage Ratio. The Companies shall not suffer or permit at any time the Leverage Ratio to exceed 3.50 to 1.00.

     (b) Interest Coverage Ratio. The Companies shall not suffer or permit at any time the Interest Coverage Ratio to be less than 3.50 to 1.00.

     (c) Consolidated Net Worth. The Companies shall not suffer or permit at any time Consolidated Net Worth, for the most recently completed fiscal quarter of Cedar Fair LP, to be less than Three Hundred Fifty Million Dollars ($350,000,000); provided, however, that notwithstanding the foregoing, (i) the Companies shall not suffer or permit Consolidated Net Worth (A) for any fiscal quarter of Cedar Fair LP ending on or about March 31 of any year to be less than an amount equal to sixty percent (60%) of Consolidated Net Worth for the most recently completed fiscal year of Cedar Fair LP, and (B) for any fiscal quarter of Cedar Fair LP ending on or about June 30 of any year to be less an amount equal to seventy percent (70%) of Consolidated Net Worth for the most recently completed fiscal year of Cedar Fair LP; and (ii) the foregoing minimum amounts shall be increased by an amount equal to one hundred percent (100%) of the net proceeds of any equity offering by the Companies, or any debt offering of the Companies, to the extent converted into equity.

     Section 5.8. Borrowing. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to:

          (a) the Loans, Letters of Credit or any other Indebtedness under this Agreement;

          (b) in addition to the other Indebtedness permitted to be incurred pursuant to this Section, Indebtedness as set forth on Schedule 5.8 hereto up to the maximum principal amount of such Indebtedness as set forth on
     Schedule 5.8 hereto (and any extension, renewal or refinancing thereof so long as the maximum principal amount thereof shall not be increased after the Closing Date);

          (c) the unsecured Indebtedness and the guaranties thereof of the Companies under the Note Agreements existing as of the Closing Date, together with any renewal or refinancing of any such Indebtedness and any additional Indebtedness incurred under the Note Agreements so long as (i) the Companies shall be in compliance with the financial covenants set forth in Section 5.7 hereof both immediately before and after giving pro forma effect to the renewal, refinancing or incurrence of such Indebtedness, and
     (ii) no Default or Event of Default shall then exist or immediately after the renewal, refinancing or incurrence of such Indebtedness will exist;

          (d) loans or capital leases to any Company for the purchase or lease of fixed assets, which loans or leases are secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and leases for all Companies shall not exceed at any time an amount equal to twenty percent (20%) of Consolidated Net Worth, based upon the financial statements of the Companies for the most recently completed fiscal quarter;

          (e) Indebtedness of a Company under any Hedge Agreement, so long as such Hedge Agreement shall have been entered in to in the ordinary course of business and not for speculative purposes;

          (f) loans to a Company from a Company so long as each such Company is a Borrower or Guarantor of Payment; and

          (g) additional unsecured Indebtedness of the Companies to the extent not otherwise permitted pursuant to any of the foregoing subparts, so long as (i) the Companies shall be in compliance with the financial covenants set forth in Section 5.7 hereof both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, (ii) no Default or Event of Default shall then exist or immediately after the incurrence of such Indebtedness will exist, and (iii) if any such Indebtedness constitutes Material Indebtedness, the final maturity date of such Indebtedness shall be no earlier than the date that is ninety (90) days after the last day of the Commitment Period unless such Indebtedness is being provided by Agent or any of the Banks and their Affiliates.

     Section 5.9. Liens. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

     (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

     (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

     (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Borrower or a Guarantor of Payment;

     (d) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

     (e) the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto;

     (f) any Lien granted to Agent, for the benefit of the Banks;

     (g) Liens on fixed assets securing the loans or capital leases pursuant to
Section 5.8(d) hereof, provided that such Lien only attaches to the property being acquired or leased; or

     (h) any Lien on fixed assets owned by a Company as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as (i) such Lien is released within one hundred eighty (180) days of such Acquisition (unless Borrowers shall have obtained the prior written consent of Agent and the Required Banks or such Lien is otherwise permitted pursuant to another subpart of this Section 5.9), and (ii) such Lien was not created at the time of or in contemplation of such Acquisition.

     No Company shall enter into any contract or agreement that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company, other than the Note Agreements.

     Section 5.10. Regulations U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

     Section 5.11. Investments and Loans. No Company shall, without the prior written consent of Agent and the Required Banks, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership,
(d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind; provided, that this Section shall not apply to:

               (1) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

               (2) any investment in Cash Equivalents;

               (3) the holding of each of the Subsidiaries listed on Schedule
     6.1 hereto, and the creation, acquisition and holding of any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held in accordance with the terms and conditions of this Agreement;

               (4) any investment by a Company in another Company so long as (A) such Company shall not be a Foreign Subsidiary, and (B) such Company shall be a Borrower or Guarantor of Payment (if required pursuant to Section 5.19 hereof);

               (5) loans to a Company from a Company so long as each such Company is a Borrower or Guarantor of Payment;

               (6) guarantees only for Indebtedness of the Companies incurred or permitted pursuant to this Agreement, but only so long as the Companies shall be in compliance with the terms and conditions of Section 5.22 hereof;

               (7) any advance or loan to an officer or employee of a Company made in the ordinary course of such Company's business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of One Million Dollars ($1,000,000) at any time outstanding; or

               (8) any Permitted Investment, so long as no Default or Event of Default shall then exist or would result therefrom.

     Section 5.12. Merger and Sale of Assets. No Company shall merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

     (a) any Subsidiary may merge with (i) a Borrower (provided that such Borrower shall be the continuing or surviving Person and provided further that if Cedar Fair LP merges with any other Borrower then Cedar Fair LP shall be the continuing or surviving Person) or (ii) any one or more Guarantors of Payment, provided that either (A) the continuing or surviving Person shall be a Wholly-Owned Subsidiary that shall be a Guarantor of Payment, or (B) after giving effect to any merger pursuant to this sub-clause (ii), a Borrower and/or one or more Wholly-Owned Subsidiaries which shall be Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving Person as such Borrower and/or one or more Wholly-Owned Subsidiaries (which shall be Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger;

     (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) a Borrower, (ii) any Wholly-Owned Subsidiary that shall be a Guarantor of Payment, or (iii) any Guarantor of Payment, of which a Borrower and/or one or more Wholly-Owned Subsidiaries, which shall be Guarantors of Payment, shall own not less than the same percentage of Voting Power as a Borrower and/or one or more Wholly-Owned Subsidiaries (which shall be Guarantors of Payment) then own of the Subsidiary making such sale, lease, transfer or other disposition; and

     (c) in addition to any sale, lease, transfer or other disposition permitted pursuant to subpart (b) above, any Company may sell, lease, transfer or otherwise dispose of any of its assets to any Person so long as (i) the consideration paid in connection with such transaction represents fair value (as determined by the board of directors of such Company), and at least ninety percent (90%) of such consideration consists of cash, (ii) the aggregate amount of all such assets sold, lease transferred or otherwise disposed of by all Companies during any fiscal year shall not exceed an amount equal to ten percent (10%) of Consolidated Net Assets based upon the financial statements of the Companies for the most recently completed fiscal quarter, and (iii) with respect to any such transaction involving consideration in excess of Ten Million Dollars ($10,000,000), at least five Business Days prior to the date of completion of such transaction the applicable Company shall have delivered to Agent an officer's certificate, executed by Financial Officer of such Company, which certificate shall contain a description of the proposed transaction, the date that such transaction is scheduled to be consummated, the estimated purchase price or other consideration to be received in connection with such transaction, financial information pertaining to compliance with subparts (i) and (ii) above, and such other information regarding such transaction as Agent may request.

     Section 5.13. Acquisitions. No Company shall effect any Acquisition; provided, however, that a Borrower or Guarantor of Payment may effect an Acquisition so long as: (a) such Borrower or Guarantor of Payment, as the case may be, shall be the surviving entity in the case of a merger or other combination; (b) the business to be acquired shall be similar to the lines of business of the Companies; (c) the Companies shall be in full compliance with the Loan Documents both prior to and subsequent to the transaction; and (d) with respect to any Acquisition in which the Consideration shall be in excess of Twenty Million Dollars ($20,000,000), Borrowers shall have provided to Agent and the Banks, at least five days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of Cedar Fair LP showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition.

     Section 5.14. Notices.

     (a) Each Borrower shall cause a Financial Officer of such Borrower to promptly notify Agent and the Banks whenever any Default or Event of Default has occurred or may occur hereunder or any representation or warranty made in
Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

     (b) Each Borrower shall cause a Financial Officer of such Borrower to promptly notify Agent and the Banks whenever any event or condition has occurred that has resulted in, or is reasonably like to have, a Material Adverse Effect.

     (c) Each Borrower shall cause a Financial Officer of such Borrower to promptly notify Agent and the Banks whenever any default or event of default shall have occurred under any Note Agreement or whenever any Company shall receive a notice of default, or other similar notice, under any Note Agreement.

     Section 5.15. Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrowers shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise. Borrowers shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

     Section 5.16. Affiliate Transactions. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that shall be less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company, or
(b) any transaction between a Borrower and an Affiliate (if a Borrower or Guarantor of Payment) that such Borrower reasonably determines in good faith is beneficial to such Borrower and its Affiliates as a whole and that shall not be entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement.

     Section 5.17. Use of Proceeds. Borrowers' use of the proceeds of the Loans shall be used to refinance the existing revolving credit facility that matures on March 31, 2007 and for working capital and other general corporate purposes of Borrowers and their Subsidiaries.

     Section 5.18. Corporate Names. No Borrower shall change its corporate name or its state of organization, unless, in each case, Borrowers shall have provided Agent and the Banks with at least thirty (30) days prior written notice thereof.

     Section 5.19. Subsidiary Guaranties. Each Subsidiary of a Company created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent a Guaranty of Payment of all of the Debt, such agreement to be in form and substance acceptable to Agent and the Required Banks, along with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent and the

Required Banks; provided, however, that (a) a Subsidiary shall not be required to execute such Guaranty of Payment so long as (i) the total assets of such Subsidiary shall be less than the amount of One Million Dollars ($1,000,000), and (ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than One Million Dollars ($1,000,000) shall not exceed the aggregate amount of Three Million Dollars ($3,000,000), and (b) a Foreign Subsidiary shall not be required to execute a Guaranty of Payment to the extent that such Guaranty of Payment will result in adverse tax consequences for Borrowers (provided that Borrowers shall provide to the Banks a pledge of two-thirds of the stock of such Foreign Subsidiary if required by Agent and the Required Banks). In the event that the total assets of any Subsidiary that shall not be a Guarantor of Payment shall be at any time equal to or greater than One Million Dollars ($1,000,000), Borrowers shall provide Agent and the Banks with prompt written notice of such asset value.

     Section 5.20. Restrictive Agreements. Except as set forth in this Agreement, Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to Borrowers, (b) make, directly or indirectly, loans or advances or capital contributions to Borrowers or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to Borrowers; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness of a Company, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease.

     Section 5.21. Other Covenants. In the event that any Borrowers shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants and agreements contained therein shall be more restrictive than the covenants set forth herein, then Borrowers shall be bound hereunder by such covenants and agreements with the same force and effect as if such covenants and agreements were written herein.

     Section 5.22. Guaranty Under Material Indebtedness Agreement. No Company shall be or become a Guarantor of the Indebtedness incurred pursuant to any Note Agreement or any other Material Indebtedness Agreement unless such Company shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.

     Section 5.23. Pari Passu Ranking. The Debt shall, and Borrowers shall take all necessary action to ensure that the Debt shall, at all times, rank at least pari passu in right of payment with all other senior unsecured Indebtedness of each Borrower.

     Section 5.24. Note Agreements. Borrowers shall not, without the prior written consent of Agent and the Required Banks, amend, restate, supplement or otherwise modify any Note Agreement to (a) increase the principal amount outstanding thereunder, unless the amount of such increase shall be permitted pursuant to Section 5.8 hereof, (b) change the date of any principal or interest payment to an earlier date, or (c) otherwise modify any provision such that a Default or Event of Default will exist.

     Section 5.25. Limitations on Funded Debt.

     (a) Notwithstanding anything in Section 5.8 to the contrary, no Company will create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Funded Debt, except:

          (i) Funded Debt incurred pursuant to Sections 5.8(a) through 5.8(f) hereof; and

          (ii) additional Funded Debt of any Company; provided, that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

               (1) the ratio of (A) Consolidated Funded Debt to (B) Consolidated Operating Cash Flow for the immediately preceding four fiscal quarter period shall not exceed 3.25 to 1.00; and

               (2) no Default or Event of Default exists or will exist after giving effect thereto.

     (b) The renewal, extension or refunding of any Funded Debt, issued, incurred or outstanding pursuant to Section 5.25(a) shall constitute the issuance of additional Funded Debt which is, in turn, subject to the limitations of the applicable provisions of this Section 5.25.

     For purposes of this Section 5.25, the following terms shall have the meanings specified with respect thereto below.

     "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Consolidated Funded Debt" means, without duplication, (a) all Funded Debt of the Companies, determined on a consolidated basis eliminating intercompany items and (b) all Current Debt of the Companies, determined on a consolidated basis eliminating intercompany items measured at the lowest aggregate principal amount of Current Debt outstanding during any period of 10 consecutive days within the 365 days immediately preceding the date of any determination hereunder.

     "Consolidated Interest Expense" means all Interest Expense of the Companies for any period after eliminating intercompany items.

     "Consolidated Net Earnings" means, with reference to any period and without duplication, the net earnings (or loss) of the Companies for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating (a) extraordinary gains and losses and (b) net earnings of any business entity (other than a Company) in which the Companies have an ownership interest unless such net earnings shall have actually been received by the Companies in the form of cash distributions.

     "Consolidated Operating Cash Flow" for any period means the total of (a)
(i) Consolidated Net Earnings during such period, plus (to the extent deducted in determining Consolidated Net Earnings), (ii) all provisions for any federal, state or local income taxes made by the Companies during such period, plus all provisions for depreciation and amortization (other than amortization of debt discount) made by the Companies during such period, plus Consolidated Interest Expense during such period, plus other non-recurring (with the understanding that unit option expense shall not constitute a recurring event) non-cash losses and charges minus (b)(i) gains on sales of assets (excluding sales in the ordinary course of business) and (ii) other non-recurring (with the understanding that unit option credits shall not constitute a recurring event) non-cash gains. For purposes of any determination of Consolidated Operating Cash Flow pursuant to Section 5.25(a), the Companies may include "consolidated operating cash flow" (determined in a manner consistent with the definition of "Consolidated Operating Cash Flow" contained in this Agreement), on a pro forma basis, which were earned in the immediately preceding four fiscal quarter period by any business entity actually acquired by the Companies during such period, provided that concurrently with such determination, the Companies shall have furnished to Agent audited financial statements (if the Companies are required pursuant to Regulation S-X to prepare audited financial statements in connection with such acquisition) and other financial information with respect to such business entity demonstrating to the reasonable satisfaction of Agent the basis for the inclusion and computations of such "consolidated operating cash flow".

     "Current Debt" of any Person means as of the date of any determination thereof (a) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person, including all Revolver Debt of such Person, and (b) Guaranties by such Person of Current Debt of others.

     "Funded Debt" of any Person means, without limitation, (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Debt of others; provided that, notwithstanding the maturity of such Indebtedness, "Funded Debt" shall not include Revolver Debt of such Person but shall include any term debt having a final maturity of one or more than one year regardless of whether such term debt originally constituted, or was converted from, Revolver Debt.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such

Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligations;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Interest Expense" of the Companies for any period means all interest (including the interest component on Rentals on Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made. Computations of Interest Expense on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "Rentals" means and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by any Company, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by any Company (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Revolver Debt" means as of the date of any determination thereof all Indebtedness of a Person under a revolving credit agreement which, by its terms, permits the re-borrowing of amounts re-paid under such agreement, subject to customary requirements.

     "Security" has the meaning set forth in Section 2(1) of the Securities Act of 1933.

     Section 5.26. Amendment of Organizational Documents. No Borrower shall amend its Organizational Documents to change its state of organization or formation or to otherwise make an amendment or other modification to its Organizational Documents if such amendment or other modification would have a material adverse effect on the rights and remedies of Agent and the Banks hereunder.

     Section 5.27. Anti-Terrorism Laws. No Company, or Affiliate of any Company or agent of any Company, shall: (i) conduct any business or engage in any transaction or dealing with any Blocked Person (as defined in Section 6.19 hereof), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. The Borrowers shall deliver to Agent and Banks any certification or other evidence requested from time to time by Agent or any Bank, in Agent's sole discretion, confirming Borrowers' compliance with this Section 5.27.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants that the statements set forth in this
Article VI are true, correct and complete.

     Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification.

     (a) Each Company is an entity duly organized, validly existing, and in good standing under the laws of its state or jurisdiction of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect.

     (b) Schedule 6.1 hereto sets forth (i) each Company, (ii) each Company's state or jurisdiction of organization, (iii) each state or other jurisdiction in which each Company is qualified to do business as a foreign entity, and (iv) except with respect to Cedar Fair LP, each Person that owns the stock or other equity interest of each Company.

     Section 6.2. Corporate Authority. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Borrower is a party have been duly authorized and approved by such Borrower's Board of Directors (or partners or equivalent governing body) and are the valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally and legal and equitable limitations on the availability of specific remedies. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, any laws or regulations or under the provisions of such Company's Organizational Documents or any agreement or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of any Company.

     Section 6.3. Compliance With Laws. Each Company:

     (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

     (b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to do so would not have a Material Adverse Effect; and

     (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except to the extent that any such violation or default would not have a Material Adverse Effect.

     Section 6.4. Litigation and Administrative Proceedings. Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or, to the knowledge of each Company, threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, or (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining, that, as to (a) through (c) above, if violated or determined adversely, would have a Material Adverse Effect.

     Section 6.5. Title to Assets. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

     Section 6.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company;
(b) there is no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien which may be granted to Agent on behalf of the Banks. No Company has entered into any contract or agreement (other than the Note Agreements) which exists on or after the Closing Date that would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

     Section 6.7. Tax Returns. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

     Section 6.8. Environmental Laws. Each Company is in material compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company that, if determined adversely, would have a Material Adverse Effect. No material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise.

     Section 6.9. Continued Business. There exists no actual, pending, or, to each Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

     Section 6.10. Employee Benefits Plans. Schedule 6.10 hereto identifies each ERISA Plan. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) other than the ERISA Plan identified as item 1 on Schedule 6.10, the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code
Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

     Section 6.11. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any Borrower in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

     Section 6.12. Solvency. Each Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Borrower has incurred to Agent and the Banks. No Borrower is insolvent as defined in any applicable state or federal statute, nor will any Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. No Borrower is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. No Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

     Section 6.13. Financial Statements. The Consolidated financial statements of Borrowers for the fiscal year ended December 31, 2004 and the unaudited Consolidated financial statements of Borrowers for the fiscal quarter ended September 25, 2005, furnished to Agent and the Banks, are true and complete in all material respects, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

     Section 6.14. Regulations. No Borrower is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of


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

Credit will violate, or be inconsistent with, the provisions of Regulation U or X or any other Regulation of such Board of Governors.

     Section 6.15. Intellectual Property. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others, except where the failure to do so would not have a Material Adverse Effect.

     Section 6.16. Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.

     Section 6.17. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrowers, there is no known fact that any Company has not disclosed to Agent and the Banks that has or would have a Material Adverse Effect.

     Section 6.18. Investment Company; Holding Company. No Company is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

     Section 6.19. Anti-Terrorism Laws. No Company or any Affiliate of any Company is in violation of any Anti-Terrorism Law or has engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or has attempted to violate, any of the prohibitions set forth in any Anti-Terrorism Law. No Company or Affiliate of any Company is any of the following (each a "Blocked Person"):

     (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

     (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

     (c) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

     (d) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

     (e) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

     (f) a Person or entity who is affiliated with a Person or entity listed above.

     No Company knowingly (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

     Section 6.20. Reportable Transactions. The Borrowers do not intend to treat the Loans and related transactions as being "reportable transactions" (within the meaning of Treasury Regulation section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify Agent thereof.

     Section 6.21. Defaults. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VII. EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default hereunder:

     Section 7.1. Payments. If (a) the interest on any Loan or any facility or other fee shall not be paid in full punctually when due and payable or within five days thereafter, or (b) the principal of any Loan shall not be paid in full punctually when due and payable.

     Section 7.2. Special Covenants. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.14,
5.22, 5.24 or 5.25 hereof.

     Section 7.3. Other Covenants. If any Company or Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Obligor's part, as the case may be, to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to a Borrower by Agent or any Bank that the specified Default is to be remedied.

     Section 7.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or Obligor to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

     Section 7.5. Cross Default. If any Company or Obligor shall default in (a) the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of Fifteen Million Dollars ($15,000,0000) beyond any period of grace provided with respect thereto, or (b) the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.


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

     Section 7.6. ERISA Default. The occurrence of one or more ERISA Events that
(a) the Required Banks determine could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company.

     Section 7.7. Change in Control; Determination of Taxability. If (a) a Change in Control shall occur, or (b) a Determination of Taxability shall occur.

     Section 7.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments, for all such Companies and Obligors, shall exceed Ten Million Dollars ($10,000,000).

     Section 7.9. Validity of Loan Documents. (a) The validity, binding effect or enforceability of any Loan Document against any Borrower or Guarantor of Payment shall be contested by any Company or any other Obligor; (b) any Borrower or Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (c) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the material benefits purported to be created thereby.

     Section 7.10. Solvency. If any Borrower, or any other Company with assets in excess of One Million Dollars ($1,000,000), shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy, or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case, or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

                      ARTICLE VIII. REMEDIES UPON DEFAULT

     Notwithstanding any contrary provision or inference herein or elsewhere,


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

     Section 8.1. Optional Defaults. If any Event of Default referred to in
Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 or 7.9 hereof shall occur, Agent may, and shall, at the request of the Required Banks, give written notice to Borrowers, to:

     (a) terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of Banks, and each thereof, to make any further Loan and the obligation of the Fronting Bank to issue any Letter of Credit hereunder immediately shall be terminated, and/or

     (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrowers.

     Section 8.2. Automatic Defaults. If any Event of Default referred to in
Section 7.10 hereof shall occur:

     (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan, nor shall Agent be obligated to issue any Letter of Credit hereunder, and

     (b) the principal of and interest then outstanding on all of the Notes, and all of the other Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Borrower.

     Section 8.3. Letters of Credit. If the maturity of the Debt shall be accelerated pursuant to Sections 8.1 or 8.2 hereof, Borrowers shall immediately deposit with Agent, as security for the obligations of Borrowers and any Guarantor of Payment to reimburse Agent and the Banks for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Banks are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Bank to or for the credit or account of any Company, as security for the obligations of Borrowers and any Guarantor of Payment to reimburse Agent and the Banks for any then outstanding Letters of Credit.

     Section 8.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 7.10 hereof or if the maturity of the Debt is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrowers to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.1B, 2.1C or 8.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of any Borrower of Guarantor of Payment, all without notice to or demand upon any Borrower or any other Person, all such notices and demands being hereby expressly waived by each Borrower.

     Section 8.5. Equalization Provision. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except as to Swing Loans prior to Agent's giving of a notice to participate and except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of any Borrower on any indebtedness owing by Borrowers to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Debt owing by such Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Each Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of such Borrower in the amount of such participation.

                              ARTICLE IX. THE AGENT

     The Banks authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

     Section 9.1. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, to execute and deliver the Intercreditor Agreement on behalf of the Banks. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Each Bank, by becoming a party to this Agreement, agrees to be bound by and subject to the terms and conditions of the Intercreditor Agreement as if it were an original party thereto.

     Section 9.2. Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

     Section 9.3. Consultation With Counsel. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.


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

     Section 9.4. Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     Section 9.5. Agent and Affiliates. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

     Section 9.6. Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent shall have been notified by a Borrower or a Bank in writing that such Borrower or Bank believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof.

     Section 9.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

     Section 9.8. Notices, Default. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Required Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Subject to the other terms and conditions hereof, Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Debt.

     Section 9.9. Indemnification of Agent. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrowers) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's gross negligence, willful misconduct as determined by a court of competent jurisdiction, or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement, the Intercreditor Agreement or any other Loan Document.

     Section 9.10. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrowers and the Banks. If Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrowers so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Banks appoint a successor agent. Any such successor Agent shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

     Section 9.11. Other Agents. Any Bank identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager, Lead Arranger, Arranger or any other corresponding title, other than "Agent," shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document except those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any Bank so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

     Section 9.12. No Reliance on Agent's Customer Identification Program. Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Bank's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR
103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers, their Affiliates or agents, the Loan Documents or the transactions hereunder: (1) any identity verification procedures, (2) any record keeping, (3) any comparisons with government lists,
(4) any customer notices or (5) any other procedures required under the CIP Regulations or such other laws.

     Section 9.13. USA Patriot Act. Each Bank or assignee or participant of a Bank that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and
(ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Bank is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date and (2) at such other times as are required under the USA Patriot Act.

                            ARTICLE X. MISCELLANEOUS

     Section 10.1. Banks' Independent Investigation. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter. Each Bank further represents that it has reviewed each of the Loan Documents, including, but not limited to, the Intercreditor Agreement.

     Section 10.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

     Section 10.3. Amendments; Consents. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder, except pursuant to Section 2.8(c) hereof, (b) the extension of maturity of any Loan, the payment date of interest or principal thereunder, or the payment of facility or other fees or amounts payable hereunder or the extension of the expiry date of any Letter of Credit beyond the last day of the Commitment Period, (c) any reduction in the rate of interest on any Loan, or in any amount of principal or interest due with respect to any Loan, or the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrowers to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Banks definition in this Agreement, (e) the release of any Borrower or Guarantor of Payment, or (f) any amendment to this Section 10.3 or Section 8.5 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrowers to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

     Section 10.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

     Section 10.5. Costs, Expenses and Taxes. Borrowers agree to pay on demand
(a) all reasonable costs and expenses of Agent, including all syndication and administration, travel and all attorneys' fees and expenses of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents and the other documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrowers also agree to pay on demand all costs and expenses of Agent and the Banks, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agree to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     Section 10.6. Indemnification. Each Borrower agrees to defend, indemnify and hold harmless Agent and the Banks (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their respective Affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

     Section 10.7. Obligations Several; No Fiduciary Obligations. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrowers and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent nor any Bank shall have any fiduciary obligation toward any Borrower with respect to any such documents or the transactions contemplated thereby.

     Section 10.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     Section 10.9. Binding Effect; Borrowers' Assignment. This Agreement shall become effective when it shall have been executed by each Borrower, Agent and each Bank and thereafter shall be binding upon and inure to the benefit of each Borrower, Agent and each of the Banks and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

     Section 10.10. Bank Assignments; Participations.

     A. Assignments of Commitments. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's interest in any Letter of Credit and any participation purchased pursuant to Section 2.1B, 2.1C or 8.5 hereof; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

          (i) Prior Consent. No assignment may be consummated pursuant to this
     Section 10.10 without the prior written consent of Cedar Fair LP and Agent (other than an assignment by any Bank to another Bank or to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of Borrowers and Agent shall not be unreasonably withheld; provided, however, that, Borrowers' consent shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

          (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein;

          (iii) Assignment Fee; Assignment Agreement. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Dollars ($3,000). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (A) cause the assignee to execute and deliver to Borrowers and Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require;

          (iv) Intercreditor Agreement. The assignee shall have executed a joinder agreement in form and substance satisfactory to Agent pursuant to which such assignee shall have become a party to the Intercreditor Agreement. The assignee shall also have provided notice (prior to the effective date of the assignment) in accordance with Section 13 of the Intercreditor Agreement that the assignee is to become a Bank under this Agreement; and

          (v) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five Business Days prior to the effective date of such assignment,
     (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrowers) either
     (1) U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrowers) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and Borrowers) a new Form W-8ECI or Form W-8BEN or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     Upon satisfaction of the requirements specified in clauses (i) through (v) above, Borrowers shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrowers in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrowers marked "replaced".

     Upon satisfaction of the requirements of set forth in (i) through (v), and any other condition contained in this Section 10.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

     Agent shall maintain at its address referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the


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

names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agent or Borrowers, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's interest in any Letter of Credit and any participation, if any, purchased pursuant to Section 2.1B, 2.1C or 8.5 hereof or this Section 10.10B.

     The provisions of Article III and Section 10.6 shall inure to the benefit of each purchaser of a participation or sub-participation; provided that Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

     If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrowers the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

          (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

          (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

          (iii) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be.

     No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

     Section 10.11. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

     Section 10.12. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

     Section 10.13. Governing Law; Submission to Jurisdiction. Except with respect to any Letter of Credit to be governed by the laws of the State of New York in accordance with Section 2.1.C hereof, this Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrowers and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Section 10.14. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     Section 10.15. Confidentiality. Agent and each Bank shall hold all Confidential Information in accordance with the customary procedures of Agent or such Bank for handling confidential information of this nature, and in accordance with safe and sound banking practices. Notwithstanding the foregoing, Agent or any Bank may in any event make disclosures of, and furnish copies of Confidential Information (a) to another agent under this Agreement or another Bank; (b) when reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (provided that each such prospective transferee or participant shall execute an agreement for the benefit of Borrowers with such prospective transferor Bank or participant containing provisions substantially identical to those contained in this Section 10.15); (c) to the parent corporation or corporations of Agent or such Bank, and to their respective auditors and attorneys; and (d) as required or requested by any governmental agency or representative thereof, or pursuant to legal process, provided, that, unless specifically prohibited by applicable law or court order, Agent or such Bank, as applicable, shall notify the Treasury Manager of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of Agent or such Bank by such governmental agency), and of any other request pursuant to legal process, for disclosure of any such non-public information prior to disclosure of such Confidential Information. In no event shall Agent or any Bank be obligated or required to return any materials furnished by or on behalf of any Company. Each Borrower hereby agrees that the failure of Agent or any Bank to comply with the provisions of this Section 10.15 shall not relieve any Borrower of any of the obligations to Agent and the Banks under this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary, "Confidential Information" shall not include, and the Borrowers, Agent, each Bank and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (b) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above.

     Section 10.16. Treasury Regulations. The Borrowers acknowledge that the Agent and/or one or more of the Banks may treat the Loans as part of a transaction that is subject to Treasury Regulation section 1.6011-4 or section 301.6112-1, and the Agent and such Bank or Banks, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

     Section 10.17. Limited Liability of Partners. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, Agent and the Banks agree that no recourse under this Agreement, any Note or any other Loan Document shall be had against the general partner of Cedar Fair LP, or any other partner of Cedar Fair LP, or any partner of any such partner, as such (all of the foregoing, collectively, the "Exempted Persons"), whether based on agency, deputization or otherwise, by the enforcement of any assessment or by legal or equitable proceeding, by virtue of statute or otherwise, it being expressly agreed that no personal liability whatsoever shall attach to or be incurred by any Exempted Person under this Agreement, the Notes or any other Loan Document; provided, however, that the foregoing limitation of liability shall in no way constitute a limitation on the right of Agent or any Bank to enforce their remedies against any Borrower or any other Company, or their respective properties and assets, or any other Person (other than an Exempted Person, as such), for the collection of amounts due and owing under the Loan Documents or any other obligations under any of the Loan Documents.

                  [Remainder of page left intentionally blank.]

     Section 10.18. Jury Trial Waiver. EACH BORROWER, AGENT AND EACH OF THE BANKS WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Address: 1 Cedar Point Drive            CEDAR FAIR, L.P.
         Sandusky, Ohio 44870
         Attention: Chief Financial     By: Cedar Fair Management Inc.,
                    Officer                 its Managing General Partner


                                        CEDAR FAIR

                                        By: Magnum Management Corporation,
                                            its Managing General Partner


                                        MAGNUM MANAGEMENT CORPORATION


                                        KNOTT'S BERRY FARM

                                        By: Cedar Fair, L.P.,
                                            its Managing General Partner

                                        By: Cedar Fair Management Inc.,
                                            its Managing General Partner


                                        By
                                           -------------------------------------
                                           Peter J. Crage

                                           As Corporate Vice President, Finance
                                           & Chief Financial Officer of Cedar
                                           Fair Management Inc.

                                           As Vice President, Finance & Chief
                                           Financial Officer of Magnum
                                           Management Corporation

Address: 127 Public Square              KEYBANK NATIONAL ASSOCIATION,
         Cleveland, OH 44114            as Agent and as a Bank
         Attention: Large Corporate
         Banking
                                        By:
                                            ------------------------------------
                                        Name: Donald F. Carmichael, Jr.
                                        Title: Vice President


Address: 21 South Clark Street          JPMORGAN CHASE BANK, N.A.
         Mail Code IL1-0364
         Chicago, IL 60670
         Attention: Dana E. Jurgens     By:
                                            ------------------------------------
                                        Name: Dana E. Jurgens
                                        Title: Vice President


Address: 2240 Butler Pike, PA 54141     WACHOVIA BANK, NATIONAL ASSOCIATION
         Plymouth Meeting, PA 19462
         Attention:
         Patrick J. Kaufmann            By:
                                            ------------------------------------
                                        Name: Patrick J. Kaufmann
                                        Title: Vice President


Address: 600 Superior Avenue East       FIFTH THIRD BANK
         Cleveland, OH 44114
         Attention: Martin H. McGinty
                                        By:
                                            ------------------------------------
                                        Name: Martin H. McGinty
                                        Title: Vice President


Address: 500 Woodward 9th Floor         COMERICA BANK
         Detroit, MI 48226
         Attention: Scott Kowalski
                                        By:
                                            ------------------------------------
                                        Name: Scott Kowalski
                                        Title: Assistant Vice President

Address: 1900 East Ninth Street         NATIONAL CITY BANK
         Cleveland, OH 44114
         Attention: Eric R. Giesecke
                                        By:
                                            ------------------------------------
                                        Name: Eric R. Giesecke
                                        Title: Vice President


Address: 230 West Monroe Street         WELLS FARGO BANK,
         Suite 2900                     NATIONAL ASSOCIATION
         Chicago, IL 60606
         Attention: Steve Buehler
                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address: 1010 Grand Blvd.               UMB BANK, N.A.
         P.O. Box 419226
         Kansas City, MO 64141
         Attention: Robert Elbert       By:
                                            ------------------------------------
                                        Name: Robert Elbert
                                        Title: Senior Vice President

                                   Schedule 1

                              Banks and Commitments

                                                         MAXIMUM AMOUNT           MAXIMUM AMOUNT
                                                           DURING ANY               OTHER THAN
                                         COMMITMENT   SEASONAL COMMITMENT       DURING ANY SEASONAL
          BANKING INSTITUTION            PERCENTAGE     DECREASE PERIOD     COMMITMENT DECREASE PERIOD
          -------------------            ----------   -------------------   --------------------------
KeyBank National Association                  24.0%     $    42,000,000           $    60,000,000
JPMorgan Chase Bank, N.A.                     14.0%     $    24,500,000           $    35,000,000
Wachovia Bank, National Association           14.0%     $    24,500,000           $    35,000,000
Fifth Third Bank                              12.0%     $    21,000,000           $    30,000,000
Comerica Bank                                 12.0%     $    21,000,000           $    30,000,000
National City Bank                            12.0%     $    21,000,000           $    30,000,000
Wells Fargo Bank, National Association         8.0%     $    14,000,000           $    20,000,000
UMB Bank, n.a.                                 4.0%     $     7,000,000           $    10,000,000
                                         ---------      ---------------           ---------------
Total Commitment Amount                  100.00000%     $175,000,000.00           $250,000,000.00
                                         =========      ===============           ===============

                                   Schedule 2

                              Guarantors of Payment

Michigan's Adventure, Inc.

                                   Schedule 3

                                Letters of Credit

1.   KeyBank Standby Letter of Credit, #S304499000
          Amount: $1,900,000.00
          Beneficiary: Hartford Fire Insurance Company
          Expires: October 31, 2006

2.   KeyBank Standby Letter of Credit, #S304173000
          Amount: $8,796,000.00
          Beneficiary: Pacific Employers Insurance Company and/or ACE American
                       Insurance Company
          Expires: October 31, 2006

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$ ____________                                                   Cleveland, Ohio
                                                                 March ___, 2006

     FOR VALUE RECEIVED, the undersigned, CEDAR FAIR, L.P., a Delaware limited partnership, CEDAR FAIR, an Ohio general partnership, MAGNUM MANAGEMENT CORPORATION, an Ohio corporation, and KNOTT'S BERRY FARM, a California general partnership (collectively, "Borrowers", and individually, each a "Borrower"), jointly and severally, promise to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of ____________________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of ________________________________ AND NO/100 DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans made by Bank to Borrowers pursuant to Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit Agreement dated as of March 14, 2006, among Borrowers, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     Borrowers also promise to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

     The portions of the principal sum hereof from time to time representing Base Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers' obligations under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

     This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
Note is issued.

     Except as expressly provided in the Credit Agreement, Borrowers expressly waive presentment, demand, protest and notice of any kind.

     This Note is subject to the terms and conditions of the Intercreditor Agreement and each holder hereof agrees to be bound thereby.

                  [Remainder of page intentionally left blank.]

     JURY TRIAL WAIVER. EACH BORROWER, AGENT AND EACH BANK WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                        CEDAR FAIR, L.P.

                                        By: Cedar Fair Management Inc.,
                                            its Managing General Partner


                                        CEDAR FAIR

                                        By: Magnum Management Corporation,
                                            its Managing General Partner


                                        MAGNUM MANAGEMENT CORPORATION


                                        KNOTT'S BERRY FARM

                                        By: Cedar Fair, L.P.,
                                            its Managing General Partner

                                        By: Cedar Fair Management Inc.,
                                            its Managing General Partner


                                        By
                                           -------------------------------------
                                           Peter J. Crage

                                        As Corporate Vice President, Finance &
                                        Chief Financial Officer of Cedar Fair
                                        Management Inc.

                                        As Vice President, Finance & Chief
                                        Financial Officer of Magnum Management
                                        Corporation

                                    EXHIBIT B

                                 SWING LINE NOTE

$25,000,000                                                      Cleveland, Ohio
                                                                 March ___, 2006

     FOR VALUE RECEIVED, the undersigned, CEDAR FAIR, L.P., a Delaware limited partnership, CEDAR FAIR, an Ohio general partnership, MAGNUM MANAGEMENT CORPORATION, an Ohio corporation, and KNOTT'S BERRY FARM, a California general partnership (collectively, "Borrowers", and individually, "Borrower"), jointly and severally, promise to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS or, if less, the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined) made by Bank to Borrowers pursuant to Section 2.1B of the Credit Agreement, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto. As used herein, "Credit Agreement" means the Credit Agreement dated as of March 14, 2006, among Borrowers, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     Borrowers also promise to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.1B; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

     The principal sum hereof from time to time and the payments of principal and interest thereon of either hereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers' obligations under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

     This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     Except as expressly provided in the Credit Agreement, Borrowers expressly waive presentment, demand, protest and notice of any kind.

     This Note is subject to the terms and conditions of the Intercreditor Agreement and each holder hereof agrees to be bound thereby.

                  [Remainder of page intentionally left blank.]

     JURY TRIAL WAIVER. EACH BORROWER, AGENT AND EACH BANK WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                        CEDAR FAIR, L.P.

                                        By: Cedar Fair Management Inc.,
                                            its Managing General Partner


                                        CEDAR FAIR

                                        By: Magnum Management Corporation,
                                            its Managing General Partner


                                        MAGNUM MANAGEMENT CORPORATION

                                        KNOTT'S BERRY FARM

                                        By: Cedar Fair, L.P.,
                                            its Managing General Partner

                                        By: Cedar Fair Management Inc.,
                                            its Managing General Partner


                                        By
                                           -------------------------------------
                                           Peter J. Crage

                                        As Corporate Vice President, Finance &
                                        Chief Financial Officer of Cedar Fair
                                        Management Inc.

                                        As Vice President, Finance & Chief
                                        Financial Officer of Magnum Management
                                        Corporation

                                    EXHIBIT C

                                 NOTICE OF LOAN

                                           [Date]_______________________, 20____

KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616

Attention: __________________

Ladies and Gentlemen:

     The undersigned, MAGNUM MANAGEMENT CORPORATION, an Ohio Corporation ("Treasury Manager"), refers to the Credit Agreement, dated as of March 14, 2006 ("Credit Agreement", the terms defined therein being used herein as therein defined), among CEDAR FAIR, L.P., a Delaware limited partnership, CEDAR FAIR, an Ohio general partnership, MAGNUM MANAGEMENT CORPORATION, an Ohio corporation, and KNOTT'S BERRY FARM, a California general partnership (collectively, "Borrowers", and, individually, each a "Borrower"), the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that Borrowers hereby request a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.2 of the Credit Agreement:

          (a)  The Borrower requesting the Loan is __________________________.

          (b)  The Business Day of the Proposed Loan is __________, 20__.

          (c)  The amount of the Proposed Loan is $_______________.

          (d) The Proposed Loan is to be a Base Rate Loan ____ /LIBOR Loan ___/ Swing Loan ____. (Check one.)

          (e) If the Proposed Loan is a LIBOR Loan, the Interest Period requested is one month ___, two months ___, three months ___, six months ____. (Check one.)

     The undersigned hereby certifies on behalf of Borrowers that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

     (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

     (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

     (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                        Very truly yours,

                                        MAGNUM MANAGEMENT CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                                   For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

     (1) I am a duly elected Financial Officer of CEDAR FAIR, L.P., a Delaware limited partnership ("Cedar Fair LP");

     (2) I am familiar with the terms of that certain Credit Agreement, dated as of March 14, 2006, among CEDAR FAIR LP, CEDAR FAIR, an Ohio general partnership, MAGNUM MANAGEMENT CORPORATION, an Ohio corporation, and KNOTT'S BERRY FARM, a California general partnership (collectively, "Borrowers", and, individually, each a "Borrower"), the Banks, as defined in the Credit Agreement, and KEYBANK NATIONAL ASSOCIATION, as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Cedar Fair LP and its Subsidiaries during the accounting period covered by the attached financial statements;

     (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

     (4) The representations and warranties made by Borrowers contained in each Loan Document are true and correct as though made on and as of the date hereof; and

     (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

     IN WITNESS WHEREOF, I have signed this certificate the ____ day of _______, 20___.

                                        CEDAR FAIR, L.P.

                                        By: Cedar Fair Management Inc.
                                            its Managing General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT E

                       FORM OF GUARANTY OF PAYMENT OF DEBT

     1.   Recitals.

     CEDAR FAIR, L.P., a Delaware limited partnership ("Cedar Fair LP"), CEDAR FAIR, an Ohio general partnership, MAGNUM MANAGEMENT CORPORATION, an Ohio corporation and KNOTT'S BERRY FARM, a California general partnership (together with their respective successors and assigns, collectively, "Borrowers" and, individually, each a "Borrower"), are entering into the Credit Agreement, as hereinafter defined, with the financial institutions listed on Schedule 1 to the Credit Agreement (together with their respective successors and assigns, collectively, "Banks" and, individually, each a "Bank") and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"). [______________________________],
a [_________] [corporation] [limited partnership] ("Guarantor"), desires that the Banks grant the financial accommodations to Borrowers as described in the Credit Agreement.

     Guarantor, a subsidiary of Cedar Fair LP whose financing is provided by the Loans and Letters of Credit, as hereinafter defined, deems it to be in the direct pecuniary and business interests of Guarantor that Borrowers obtain from the Agent and the Banks the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit provided for in the Credit Agreement.

     Guarantor understands that Agent and the Banks are willing to enter into the Credit Agreement only upon certain terms and conditions, one of which is that Guarantor guarantee the payment of the Debt (as hereinafter defined), and this Guaranty of Payment of Debt (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is being executed and delivered in consideration of Agent and the Banks entering into the Credit Agreement and for other valuable considerations.

     2. Definitions. Except as specifically defined herein, capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement. As used herein, the following terms shall have the following meanings:

     2.1. "Collateral" shall mean, collectively, all property, if any, securing the Debt or any part thereof at the time in question.

     2.2. "Credit Agreement" shall mean the Credit Agreement executed by and among Borrowers, Agent and the Banks, dated as of March 14, 2006, as the same may from time to time be amended, restated or otherwise modified.

     2.3. "Debt" shall mean, collectively, (a) all Loans and Letters of Credit;
(b) all other indebtedness now owing or hereafter incurred by any Borrower to Agent and the Banks pursuant to the Credit Agreement and the Notes executed in connection therewith; (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable to Agent or any of the Banks pursuant to the Credit Agreement or any other Loan Document; and (e) all Related Expenses.

     2.4. "Letter of Credit" shall mean any Letter of Credit, as defined in the Credit Agreement, issued pursuant to the Credit Agreement.

     2.5. "Loan" shall mean any Loan, as defined in the Credit Agreement, granted pursuant to the Credit Agreement.

     2.6. "Obligor" shall mean any Person that, or any of whose property, is or shall be obligated on the Debt or any part thereof in any manner and includes, without limiting the generality of the foregoing, any Borrower or Guarantor, and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property, if any.

     2.7. "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

     2.8. "Related Expenses" shall mean any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) (a) incurred by Agent or any Bank, or imposed upon or asserted against Agent or any Bank, in any attempt by Agent and the Banks to (i) obtain, preserve, perfect or enforce this Agreement, the Credit Agreement or any Related Writing, as defined in the Credit Agreement; (ii) obtain payment, performance or observance of any and all of the Debt; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Debt, including, without limitation, costs and expenses for appraisals, assessments and audits of Borrower or any such collateral; or
(b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate, as defined in the Credit Agreement.

     3. Guaranty of Debt. Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of all of the Debt as and when the respective parts thereof become due and payable. If the Debt, or any part thereof, shall not be paid in full when due and payable, Agent, on behalf of the Banks, in each case, shall have the right to proceed directly against Guarantor under this Agreement to collect the payment in full of the Debt, regardless of whether or not Agent, on behalf of the Banks, shall have theretofore proceeded or shall then be proceeding against any Borrower or any other Obligor or Collateral, if any, or any of the foregoing, it being understood that Agent and the Banks, in their sole discretion may proceed against any Obligor and any Collateral, and may exercise each right, power or privilege that Agent or the Banks may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as Agent and the Required Banks, in their sole discretion, may from time to time deem expedient to collect the payment in full of the Debt.

     4. Payments Conditional. Whenever Agent or any Bank shall credit any payment to the Debt or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of Collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, each Bank, in each case, may reverse any entry relating thereto on its books and Guarantor shall remain liable therefor, even if such Bank may no longer have in its possession any evidence of the Debt to which the payment in question was applied.

     5. Guarantor's Obligations Absolute and Unconditional. Regardless of the duration of time, regardless of whether any Borrower may from time to time cease to be indebted to Agent or the Banks and irrespective of any act, omission or course of dealing whatever on the part of Agent or any of the Banks, Guarantor's liabilities and other obligations under this Agreement shall remain in full effect until the payment in full of the Debt. Without limiting the generality of the foregoing:

     5.1. Banks Have No Duty To Make Advances. No Bank shall at any time be under any duty to Guarantor to grant any financial accommodation to any Borrower, irrespective of any duty or commitment of any of the Banks to such Borrower, or to follow or direct the application of the proceeds of any such financial accommodation;

     5.2. Guarantor's Waiver of Notice, Presentment, etc. Guarantor waives (a) notice of the granting of any Loan to any Borrower, the issuance of any Letter of Credit or the incurring of any other indebtedness by any Borrower or the terms and conditions thereof, (b) presentment, demand for payment and notice of dishonor of the Debt or any part thereof, or any other indebtedness incurred by any Borrower to any of the Banks, (c) notice of any indulgence granted to any Obligor and (d) any other notice to which Guarantor might, but for this waiver, be entitled;

     5.3. Banks' Rights Not Prejudiced by Action or Omission. Agent and the Banks, in their sole discretion, may, without any prejudice to their rights under this Agreement, at any time or times, without notice to or the consent of Guarantor, (a) grant any Borrower whatever financial accommodations that Agent and the Banks may from time to time deem advisable, even if such Borrower might be in default in any respect and even if those financial accommodations might not constitute indebtedness the payment of which is guaranteed hereunder, (b) assent to any renewal, extension, consolidation or refinancing of the Debt, or any part thereof, (c) forbear from demanding security, if Agent and the Banks shall have the right to do so, (d) release any Obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (e) grant any waiver or consent or forbear from exercising any right, power or privilege that Agent and the Banks may have or acquire, (f) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any Debt or pursuant to which any Debt is created, (g) grant any other indulgence to any Obligor, (h) accept any Collateral for, or any other Obligor upon, the Debt or any part thereof, and (i) fail, neglect or omit in any way to realize upon any Collateral or to protect the Debt or any part thereof or any Collateral therefor;

     5.4. Liabilities Survive Guarantor's Dissolution. Guarantor's liabilities and other obligations under this Agreement shall survive any dissolution of Guarantor; and

     5.5. Liabilities Absolute and Unconditional. Guarantor's liabilities and other obligations under this Agreement shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Credit Agreement, the Notes, any Loan Document or any other Related Writing, or any other defense available to Guarantor in respect of this Agreement.

     6. Representations and Warranties. Guarantor represents and warrants to Agent and each of the Banks that (a) Guarantor is a duly [organized] [formed] and validly existing [corporation] [limited partnership], in [good standing] [full force and effect] under the laws of the state of its [incorporation] [formation] (as referenced in the first paragraph of this Agreement), and is qualified to do business in each state where a failure to so qualify would have a material adverse effect on Guarantor; (b) Guarantor has legal power and right to execute and deliver this Agreement and to perform and observe the provisions hereof; (c) the [officers] [general partner[s]] [members] executing and delivering this Agreement on behalf of Guarantor have been duly authorized to do so, and this Agreement, when executed, is legal and binding upon Guarantor in every respect; (d) except for matters described or referenced in the Credit Agreement or any Schedule thereto, no litigation or proceeding is pending or threatened against Guarantor before any court or any administrative agency that, in Guarantor's opinion, after consultation with Guarantor's counsel, is reasonably expected to have a material adverse effect on Guarantor; (e) Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to Agent, for the benefit of the Banks; (f) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Agreement to Agent and the Banks; (g) Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by Guarantor are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Banks incurred hereunder; and (h) Guarantor does not intend to, nor does Guarantor believe that Guarantor will, incur debts beyond Guarantor's ability to pay such debts as they mature.

     7. Disability of Obligor. Without limiting the generality of any of the other provisions hereof, Guarantor specifically agrees that upon the dissolution of any Obligor and/or the filing or other commencement of any bankruptcy or insolvency proceedings by, for or against any Obligor, including without limitation, any assignment for the benefit of creditors or other proceedings intended to liquidate or rehabilitate any Obligor, Agent and the Required Banks, in their sole discretion, may declare the unpaid principal balance of and accrued interest on the Debt to be forthwith due and payable in full without notice. Upon the occurrence of any of the events enumerated in the immediately preceding sentence, Guarantor shall, upon demand of Agent, on behalf of the Banks, whenever made, pay to Agent, for the benefit of the Banks, an amount equal to the then unpaid principal balance of and accrued interest on the Debt.

     8. Waiver of Guarantor's Rights Against Borrowers and Collateral. To the extent permitted by law, Guarantor waives any claim or other right that Guarantor might now have or hereafter acquire against any Borrower or any other Obligor that arises from the existence or performance of Guarantor's liabilities or other obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of Agent or any Bank against any Borrower or any Collateral that Agent or any Bank now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

     9. Maximum Liability of Guarantor. Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of Guarantor's liability hereunder exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Guarantor from other affiliates of Borrowers) would not render the rights to payment of Agent and the Banks hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

     10. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Agent or any Bank, mailed or delivered to it, addressed to the address of such Agent or such Bank specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices shall not be effective until received.

     11. Miscellaneous. This Agreement shall bind Guarantor and Guarantor's successors and assigns and shall inure to the benefit of Agent and each Bank and their respective successors and assigns, including (without limitation) each holder of any Note evidencing any Debt. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes a final written expression of all of the terms of this Agreement, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between (a) Guarantor and (b) Agent and the Banks with respect to this Agreement is and shall be solely that of debtor and creditors, respectively, and Agent and the Banks shall have no fiduciary obligation toward Guarantor with respect to this Agreement or the transactions contemplated hereby. The captions herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement.

     12. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Guarantor, Agent and the Banks hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Guarantor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise.

Guarantor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page intentionally left blank.]

     13. JURY TRIAL WAIVER. Guarantor, Agent and the Banks, to the extent permitted by law, each waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, among Agent, any of the Banks, any Borrower and/or Guarantor arising out of, in connection with, related to, or incidental to the relationship established between each of them and Guarantor in connection with this Agreement or any note or other agreement, instrument or document executed or delivered in connection therewith or the transactions related thereto.

Signed as of the ____ day of _____________, 20__, at Cleveland, Ohio.

Address: 1 Cedar Point Drive            [__________________________________]
         Sandusky, Ohio 44870
         Attention: Chief Financial
                    Officer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT F

                             INTERCREDITOR AGREEMENT

     THIS INTERCREDITOR AGREEMENT, dated as of March 14, 2006 (herein, as amended, restated or otherwise modified from time to time in accordance with the terms hereof, referred to as this "Agreement"), among:

          (i) KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent under the Credit Agreement, as hereinafter defined (herein in such capacity, together with its successors and assigns in such capacity, "Agent"), for itself and on behalf of and for the benefit of the financial institutions that are the Banks under the Credit Agreement (herein, together with their respective successors and assigns, individually a "Bank" and collectively, the "Banks");

          (ii) the institutional investors signatory hereto that are the holders of the Senior Prudential Notes issued under the Prudential Note Agreements, as hereinafter defined (herein, together with each additional Prudential Noteholder that shall become a party to this Agreement pursuant to SECTION 13 hereof, together with their respective successors and assigns, individually a "Prudential Noteholder" and collectively, the "Prudential Noteholders");

          (iii) the institutional investors signatory hereto that are the holders of the Senior 2002 Notes issued under the 2002 Note Agreements, as hereinafter defined (herein, together with each additional 2002 Noteholder that shall become a party to this Agreement pursuant to SECTION 13 hereof, together with their respective successors and assigns, individually a "2002 Noteholder" and collectively, the "2002 Noteholders"); and

          (iv) the institutional investors signatory hereto that are the holders of the Senior 2003 Notes issued under the 2003 Note Agreements, as hereinafter defined (herein, together with each additional 2003 Noteholder that shall become a party to this Agreement pursuant to SECTION 13 hereof, together with their respective successors and assigns, individually a "2003 Noteholder" and collectively, the "2003 Noteholders").

                             PRELIMINARY STATEMENTS:

     (1) All terms used herein that are defined in SECTION 1 hereof or in the text of any other section hereof shall have the meanings given therein.

     (2) Pursuant to the Credit Agreement, Agent and the Banks have made and expect hereafter to make Loans to Borrowers and participate in the issuance of Letters of Credit for the account of Borrowers and certain Subsidiaries of Borrowers.

     (3) Pursuant to the Prudential Note Agreements, the Prudential Noteholders have purchased the Senior Prudential Notes.

     (4) Pursuant to the 2002 Note Agreements, the 2002 Noteholders have purchased the Senior 2002 Notes.

     (5) Pursuant to the 2003 Note Agreements, the 2003 Noteholders have purchased or expect to purchase the Senior 2003 Notes.

     (6) Pursuant to the Credit Agreement Guaranties, the Credit Agreement Guarantors have or will guarantee the Senior Indebtedness owed to Agent and the Banks under the Credit Agreement.

     (7) Pursuant to the Prudential Note Guaranties, the Prudential Note Guarantors have or will guarantee the Senior Indebtedness owed to the Prudential Noteholders under the Prudential Note Agreements.

     (8) Pursuant to the 2002 Note Guaranties, the 2002 Note Guarantors have or will guarantee the Senior Indebtedness owed to the 2002 Noteholders under the 2002 Note Agreements.

     (9) Pursuant to the 2003 Note Guaranties, the 2003 Note Guarantors have or will guarantee the Senior Indebtedness owed to the 2003 Noteholders under the 2003 Note Agreements.

     (10) The willingness of the Prudential Noteholders, the 2002 Noteholders and the 2003 Noteholders to consent to the execution and delivery of the Credit Agreement and the Credit Agreement Guaranties and the incurrence by Borrowers of the Credit Agreement Notes and other obligations under the Credit Agreement is conditioned upon, among other things, the execution and delivery of this Agreement.

     (11) Each of the Senior Creditors, solely for the benefit of one another and without creating any rights in Borrowers, any Guarantor or any other Person, desires to enter into this Agreement for the purpose, and pursuant to the terms and provisions hereinafter set forth, of sharing certain payments received by such Senior Creditor with respect to the Senior Indebtedness, and for the purpose of governing the relationships among themselves with respect thereto.

     NOW, THEREFORE, for the above reasons, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

     For the purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below. Any plural term that is used herein in the singular shall be taken to mean each entity or item of the defined class and any singular term that is used herein in the plural shall be taken to mean all of the entities or items of the defined class, collectively.

     "Agent" shall have the meaning given in the introductory paragraph hereof.

     "Bank" or "Banks" shall have the meaning given in the introductory paragraph hereof.

     "Borrower" shall mean Cedar Fair LP, Cedar Fair, Magnum Management, Knott's Berry Farm or any other Subsidiary of Cedar Fair LP that shall become a Borrower under the Credit Agreement, in each case together with their respective successors and assigns.

     "Borrowers" shall mean, collectively, Cedar Fair LP, Cedar Fair, Magnum Management, Knott's Berry Farm and each other Subsidiary of Cedar Fair LP that shall become a Borrower under the Credit Agreement, in each case together with their respective successors and assigns.

     "Business Day" shall mean any day on which banking institutions in the cities of Cleveland, Ohio, Chicago, Illinois and New York, New York are authorized to do business, excluding Saturdays, Sundays and legal holidays on which banking institutions are authorized by law or other governmental actions to be closed.

     "Cedar Fair" shall mean Cedar Fair, an Ohio general partnership, together with its successors and assigns.

     "Cedar Fair LP" shall mean Cedar Fair L.P., a Delaware limited partnership, together with its successors and assigns.

     "Credit Agreement" shall mean the Credit Agreement, dated as of March 14, 2006, among Borrowers, the Banks and Agent, as such agreement may from time to time be amended, restated or otherwise modified.

     "Credit Agreement Guarantor" shall mean each Subsidiary that is a guarantor under a Credit Agreement Guaranty, and each other Subsidiary that hereafter shall execute a Credit Agreement Guaranty pursuant to the Credit Agreement, in each case together with such Subsidiary's respective successors and assigns.

     "Credit Agreement Guaranty" shall mean a Guaranty of Payment, as defined in the Credit Agreement, executed and delivered by any Credit Agreement Guarantor in connection with the Credit Agreement, as the same may from time to time be amended, restated or otherwise modified, including any instrument hereafter delivered by a Subsidiary pursuant to Section 5.19 of the Credit Agreement wherein a Subsidiary shall become a Credit Agreement Guarantor.

     "Credit Agreement Note" shall mean a Note, as defined in the Credit Agreement or any other promissory note issued pursuant to the Credit Agreement.

     "Credit Party" shall mean a Borrower or a Guarantor.

     "Declared Sharing Period" shall mean a period of time subsequent to the execution and delivery of this Agreement during which at all times an Event of Default shall have occurred and be continuing under either a Note Agreement or the Credit Agreement, or both, and as to which either:

          (a) the Required Prudential Noteholders, in the case of an Event of Default under a Prudential Note Agreement, shall have notified Agent (a copy of which notice shall be promptly given by Agent to the Banks), the 2002 Noteholders and the 2003 Noteholders in writing that a Declared Sharing Period has commenced, specifying the event or events giving rise to the Declared Sharing Period and the date of commencement of the Declared Sharing Period (which shall not be more than forty-five (45) days prior to, or later than five Business Days following, the receipt by Agent, the 2002 Noteholders and the 2003 Noteholders of any such notice); or

          (b) the Required 2002 Noteholders, in the case of an Event of Default under a 2002 Note Agreement, shall have notified Agent (a copy of which notice shall be promptly given by Agent to the Banks), the Prudential Noteholders and the 2003 Noteholders in writing that a Declared Sharing Period has commenced, specifying the event or events giving rise to the Declared Sharing Period and the date of commencement of the Declared Sharing Period (which shall not be more than forty-five (45) days prior to, or later than five Business Days following, the receipt by Agent, the Prudential Noteholders and the 2003 Noteholders of any such notice); or

          (c) the Required 2003 Noteholders, in the case of an Event of Default under a 2003 Note Agreement, shall have notified Agent (a copy of which notice shall be promptly given by Agent to the Banks), the Prudential Noteholders and the 2002 Noteholders in writing that a Declared Sharing Period has commenced, specifying the event or events giving rise to the Declared Sharing Period and the date of commencement of the Declared Sharing Period (which shall not be more than forty-five (45) days prior to, or later than five Business Days following, the receipt by Agent, the Prudential Noteholders and the 2002 Noteholders of any such notice); or

          (d) Agent (acting only on instructions from the Required Banks), in the case of an Event of Default under the Credit Agreement, shall have notified the Noteholders in writing that a Declared Sharing Period has commenced, specifying the event or events giving rise to the Declared Sharing Period and the date of commencement of the Declared Sharing Period (which shall not be more than forty-five (45) days prior to, or later than five (5) Business Days following, the receipt by the Noteholders of any such notice).

A Declared Sharing Period may be rescinded or terminated at any time pursuant to the written consent or instructions of (i) the Required Prudential Noteholders, in the case of a Declared Sharing Period commenced under clause (A) above, (ii) the Required 2002 Noteholders, in the case of a Declared Sharing Period commenced under clause (B) above, (iii) the Required 2003 Noteholders, in the case of a Declared Sharing Period commenced under clause (C) above, or (iv) the Required Banks, in the case of a Declared Sharing Period commenced under clause
(D) above, in each case delivered to Agent (a copy of which consent or instructions shall promptly be furnished by Agent to all Senior Creditors).

     "Enforcement" shall mean (a) for one or more Senior Creditors to make demand for payment of, or accelerate the time for payment prior to the scheduled payment date of, any Senior Indebtedness; (b) for one or more Senior Creditors to commence the judicial enforcement of any rights or remedies under or with respect to the Credit Agreement, any Note Agreement, any Credit Agreement Guaranty, any Note Guaranty or any other evidence of any Senior Indebtedness, or to setoff or appropriate any balances held by it for the account of any Credit Party or any other property at any time held or owing by it to or for the credit of, or otherwise for the account of, any Credit Party; or (c) if the Commitment, as defined in the Credit Agreement, is terminated by the Required Banks.

     "Event of Default" shall mean an "Event of Default," as defined in the Credit Agreement, or an "Event of Default," as defined in any Note Agreement, in either case that has not been waived in writing by the appropriate parties.

     "Guarantor" shall mean a Credit Agreement Guarantor or Note Guarantor.

     "Guaranty" shall mean a Credit Agreement Guaranty or a Note Guaranty.

     "Insolvency Event" shall mean and include:

          (a) the pendency of any case against any Credit Party arising under the Bankruptcy Code of 1978, as amended, or any successor statute;

          (b) the pendency of any case against any Credit Party arising under any other bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction;

          (c) the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of any Credit Party or any substantial assets of any of them;

          (d) any assignment for the benefit of creditors of any Credit Party;
     and

          (e) the failure of any Credit Party generally to pay its debts as they become due.

     "Knott's Berry Farm" shall mean Knott's Berry Farm, a California general partnership, together with its successors and assigns.

     "Letter of Credit" shall mean any letter of credit issued by Agent or a Fronting Bank, as defined in the Credit Agreement, for the account of a Borrower or any Subsidiary, including any Letter of Credit, as defined in the Credit Agreement, issued under the Credit Agreement.

     "Letter of Credit Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate draws made on Letters of Credit that are not yet reimbursed by Borrowers or converted to a Revolving Loan, as defined in the Credit Agreement, pursuant to Section 2.1C of the Credit Agreement.

     "Loan" shall mean any loan made by Agent or the Banks to a Borrower under the Credit Agreement, including, but not limited to, any Revolving Loan or Swing Loan, as defined in the Credit Agreement.

     "Loan and Reimbursement Obligations" shall mean, at any time, the sum of
(a) the aggregate outstanding principal amount of the Loans and (b) the Letter of Credit Exposure.

     "Magnum Management" shall mean Magnum Management Corporation, an Ohio corporation, together with its successors and assigns.

     "Note Agreements" shall mean collectively the Prudential Note Agreements, the 2002 Note Agreements and the 2003 Note Agreements.

     "Note Guarantor" shall mean collectively the Prudential Note Guarantors, the 2002 Note Guarantors and the 2003 Note Guarantors.

     "Note Guaranty" shall mean collectively the Prudential Note Guaranty, the 2002 Note Guaranty and the 2003 Note Guaranty.

     "Noteholder" or "Noteholders" shall mean a Prudential Noteholder, a 2002 Noteholder or a 2003 Noteholder or collectively the Prudential Noteholders, the 2002 Noteholders and the 2003 Noteholders.

     "Payment to be Shared" shall have the meaning given in SECTION 3(B).

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, estate, government or other agency or political subdivision thereof or any other entity.

     "Prudential Note Agreements" shall mean, collectively, (a) the Private Shelf Agreement, dated as of August 24, 1994, as amended and as the same may from time to time be amended, restated or otherwise modified, among Cedar Fair LP and the Prudential Noteholders named therein, and (b) the Amended and Restated Note Purchase and Private Shelf Agreements, dated as of April 7, 2004, among Cedar Fair LP, Knott's Berry Farm and the Prudential Noteholders named therein, as amended and as the same may from time to time be amended, restated or otherwise modified.

     "Prudential Note Guarantor" shall mean each Subsidiary that is a guarantor under the Prudential Note Guaranty, and each other Subsidiary that hereafter executes a Prudential Note Guaranty pursuant to the Prudential Note Agreements, in each case together with such Subsidiary's respective successors and assigns.

     "Prudential Note Guaranty" shall mean a guaranty of payment made by each existing or future Prudential Note Guarantor in favor of the Prudential Noteholders, as the same may from time to time be amended, restated or otherwise modified, including any instrument hereafter delivered by a Subsidiary pursuant to the Prudential Note Agreements wherein a Subsidiary shall become a Prudential Note Guarantor.

     "Prudential Noteholder" or "Prudential Noteholders" shall have the meaning given in the introductory paragraph hereof.

     "Required Banks" shall have the meaning ascribed to such term in the Credit Agreement.

     "Required Prudential Noteholders" shall mean, at any time, the holders of at least a majority in aggregate principal amount of the Senior Prudential Notes outstanding at such time.

     "Required 2002 Noteholders" shall mean, at any time, the holders of at least a majority in aggregate principal amount of the Senior 2002 Notes outstanding at such time.

     "Required 2003 Noteholders" shall mean, at any time, the holders of at least a majority in aggregate principal amount of the Senior 2003 Notes outstanding at such time.

     "Senior Creditor" shall mean Agent, a Bank or a Noteholder.

     "Senior Indebtedness" shall mean (a) the Loan and Reimbursement Obligations; (b) the principal amount of the Senior Notes; and (c) all of the other present or future indebtedness, liabilities and obligations of any Credit Party now or hereafter owed to Agent or the Banks by virtue of or pursuant to the Credit Agreement or any Credit Agreement Notes or the Noteholders by virtue of or pursuant to any Note Agreement or the Senior Notes, or any guaranty executed in connection with any of the foregoing, including, without limitation, all interest on the Loans and the Senior Notes, all fees, costs, expenses, indemnities, any Yield-Maintenance Amounts, any 2002 Make Whole Amount and any 2003 Make Whole Amount.

     "Senior Notes" shall mean collectively the Senior Prudential Notes, the Senior 2002 Notes and the Senior 2003 Notes.

     "Senior Prudential Notes" shall mean each of the Senior Notes issued pursuant to the Prudential Note Agreements.

     "Senior 2002 Notes" shall mean each of the Senior Notes issued pursuant to the 2002 Note Agreements.

     "Senior 2003 Notes" shall mean each of the Senior Notes issued pursuant to the 2003 Note Agreements.

     "Shared Proceeds" shall have the meaning given in SECTION 3(A).

     "Subsidiary" shall mean a subsidiary, whether direct or indirect, of a Borrower.

     "2002 Make Whole Amount" shall mean the "Make-Whole Amount", as defined in the 2002 Note Agreements.

     "2002 Note Agreements" shall mean, collectively, the separate and several Note Purchase Agreements, each dated as of February 8, 2002, among Cedar Fair LP, Knott's Berry Farm, Cedar Fair, Magnum Management and the 2002 Noteholders named therein, and as the same may from time to time be amended, restated or otherwise modified.

     "2002 Note Guarantor" shall mean each Subsidiary that is a guarantor under the 2002 Note Guaranty, and each other Subsidiary that hereafter executes a 2002 Note Guaranty pursuant to the 2002 Note Agreements, in each case together with such Subsidiary's respective successors and assigns.

     "2002 Note Guaranty" shall mean a guaranty of payment made by each existing or future 2002 Note Guarantor in favor of the 2002 Noteholders, as the same may from time to time be amended, restated or otherwise modified, including any instrument hereafter delivered by a Subsidiary pursuant to the 2002 Note Agreements wherein a Subsidiary shall become a 2002 Note Guarantor.

     "2002 Noteholder" or "2002 Noteholders" shall have the meaning given in the introductory paragraph hereof.

     "2003 Make Whole Amount" shall mean the "Make-Whole Amount", as defined in the 2003 Note Agreements.

     "2003 Note Agreements" shall mean, collectively, the separate and several Note Purchase Agreements, each dated as of December 22, 2003, among Cedar Fair LP, Knott's Berry Farm, Cedar Fair, Magnum Management and the 2003 Noteholders named therein, and as the same may from time to time be amended, restated or otherwise modified.

     "2003 Note Guarantor" shall mean each Subsidiary that is a guarantor under the 2003 Note Guaranty, and each other Subsidiary that hereafter executes a 2003 Note Guaranty pursuant to the 2003 Note Agreements, in each case together with such Subsidiary's respective successors and assigns.

     "2003 Note Guaranty" shall mean a guaranty of payment made by each existing or future 2003 Note Guarantor in favor of the 2003 Noteholders, as the same may from time to time be amended, restated or otherwise modified, including any instrument hereafter delivered by a Subsidiary pursuant to the 2003 Note Agreements wherein a Subsidiary shall become a 2003 Note Guarantor.

     "2003 Noteholder" or "2003 Noteholders" shall have the meaning given in the introductory paragraph hereof.

     "Yield-Maintenance Amount" shall mean the "Yield-Maintenance Amount," as defined in any Prudential Note Agreement.

SECTION 2. CERTAIN NOTICES.

     Each Senior Creditor agrees to use its best efforts to give to the other Senior Creditors,

          (a) copies of any notice of the occurrence or existence of an Event of Default sent to any Credit Party, simultaneously with the sending of such notice to such Credit Party,

          (b) notice of the occurrence or existence of an Event of Default of which such Senior Creditor has knowledge, promptly after obtaining knowledge thereof, and

          (c) notice of an Enforcement by such Senior Creditor prior to commencing such Enforcement,

provided that the failure to give any of the foregoing notices shall not affect the validity of such notice of an Event of Default given to Agent or a Credit Party or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party.

SECTION 3. SHARING OF CERTAIN PAYMENTS.

     (a) Certain Payments to Be Shared. Each Senior Creditor shall share with the other Senior Creditors, in accordance with SECTION 3(B) hereof, the following (such items specified in the following clauses (I) through (III) being hereinafter referred to collectively as the "Shared Proceeds"):

          (i) Payments During Declared Sharing Period or after an Enforcement or an Insolvency Event. During a Declared Sharing Period, and at all times after the occurrence of an Enforcement or an Insolvency Event, all payments and prepayments received by such Senior Creditor (or received by Agent for the benefit of any of the Senior Creditors and actually distributed to such Senior Creditor) from any Borrower in respect of any Senior Indebtedness, including, without limitation, any amounts or other property or securities collected by or distributed to or otherwise received by such Senior Creditor (or received and actually distributed by Agent as aforesaid) from or in respect of any Borrower as a result of (A) any Enforcement of any Senior Indebtedness, (B) the exercise of any remedy or counterclaim in connection therewith, or (C) any purchases or acquisitions for value by Borrowers of any Senior Indebtedness or interests or participations therein;

          (ii) Payments under Any Guaranty. All payments or prepayments received by such Senior Creditor (or received by Agent for the benefit of any of the Senior Creditors and actually distributed to such Senior Creditor) from any Guarantor in respect of any obligation of such Guarantor under any Guaranty, including, without limitation, any amounts or other property or securities collected by or distributed to or otherwise received by such Senior Creditor (or received and actually distributed by Agent as aforesaid) from or in respect of a Guarantor as a result of any Enforcement of any Guaranty, or the exercise of any remedy or counterclaim in connection therewith; and

          (iii) Setoffs, Et Cetera. Without limitation of the foregoing, any and all amounts received from any Credit Party pursuant to the exercise of any right of setoff, offset or banker's lien.

     (b) Distribution of Payments to Be Shared. If any Senior Creditor shall receive any Shared Proceeds (any such Shared Proceeds, less any costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by any Senior Creditor in recovering such Shared Proceeds, is herein referred to as a "Payment to be Shared"), such Senior Creditor shall distribute the Payment to be Shared to the other Senior Creditors in the priority set forth in SECTION 3(C) hereof.

     If any Payment to be Shared received by any Senior Creditor is required to be repaid or returned, in whole or in part, by such Senior Creditor to the payor thereof or such Payment to be Shared is otherwise rescinded, in whole or in part, pursuant to applicable law, each other Senior Creditor that shall have received all or part of such Payment to be Shared pursuant to this SECTION 3(B) shall promptly, upon written demand, return all or the ratable part, as the case may be, of the portion of the Payment to be Shared so received by such other Senior Creditor (and any interest thereof to the extent the same is required to be paid by the Senior Creditor originally receiving such Payment to be Shared in respect of the return of such Payment to be Shared) in order to equitably adjust for the return of all or part of such Payment to be Shared.

     (c) Priority of Distributions. The distribution of a Payment to be Shared shall be made in the following order of priority:

          (i) First, to the Senior Creditors in the amount of any unpaid accrued interest on the Senior Indebtedness, pro rata in proportion to the respective amounts of such unpaid accrued interest owed to each Senior Creditor;

          (ii) Next, to the extent proceeds remain, to the Senior Creditors (without priority to any of the following items over the other) in the amount of (A) the outstanding principal amount of the Senior Indebtedness,
     (B) the amount of the Letter of Credit Exposure, (C) the Yield-Maintenance Amount, up to not more than Four Hundred Thousand Dollars ($400,000) thereof, (D) any unpaid accrued facility or commitment fees payable under the Credit Agreement, up to not more than Four Hundred Thousand Dollars ($400,000) thereof, (E) the 2002 Make Whole Amount, up to not more than Four Hundred Thousand Dollars ($400,000) thereof, and (F) the 2003 Make Whole Amount, up to not more than Four Hundred Thousand Dollars ($400,000) thereof, pro rata in proportion to the respective amounts thereof owed to each Senior Creditor, subject, in the case of the Letter of Credit Exposure, to the provisions of SECTION 3(D) hereof;

          (iii) Next, to the extent proceeds remain, to the Senior Creditors (without priority to any of the following items over the other) in the amount of (A) any excess of the Yield-Maintenance Amount over Four Hundred Thousand Dollars ($400,000),

     (B) any excess of unpaid accrued facility fees under the Credit Agreement over Four Hundred Thousand Dollars ($400,000), (C) any excess of the 2002 Make Whole Amount over Four Hundred Thousand Dollars ($400,000), (D) any excess of the 2003 Make Whole Amount over Four Hundred Thousand Dollars ($400,000), and (E) any other unpaid amounts owing under the Credit Agreement or any Note Agreement or any agreement or instrument related thereto, or otherwise with respect to any Senior Indebtedness, pro rata in proportion to the respective amounts thereof owed to each Senior Creditor; and

          (iv) Finally, to the extent proceeds remain after all Senior Indebtedness owed to the Senior Creditors has been paid in full and all other obligations of any Credit Party to any of the Senior Creditors that have been incurred in connection therewith have been fully satisfied, to Borrowers or such other Person or Persons as shall be lawfully entitled thereto.

     (d) Special Provisions Regarding Letters of Credit. If, at any time, Agent or any Bank is entitled pursuant to CLAUSE (II) of SECTION 3(C) hereof to have any amount (a "Distributable Amount") distributed to it as a consequence of the inclusion in Letter of Credit Exposure of the aggregate amount available for drawing under any Letter of Credit issued by Agent (or any other Bank) or participated in by such Bank, such Distributable Amount shall not be so distributed to Agent or such Bank but shall instead be distributed to Agent and deposited by Agent in a special interest bearing account (the "Letter of Credit Reserve Account") under the sole dominion and control of Agent, and shall be applied and distributed to Agent or such Bank, as the case may be, if and to the extent that such Letter of Credit is honored. If such Letter of Credit is not honored (or is not honored in the full amount thereof) the balance of the funds in the Letter of Credit Reserve Account in respect of such Letter of Credit and not distributed pursuant to the immediately preceding sentence shall, upon expiry of such Letter of Credit, be distributed to the Senior Creditors pursuant to SECTION 3(C) hereof, or in the event no Senior Indebtedness is outstanding, to whomsoever shall be lawfully entitled thereto. For purposes of determining the amount of the Letter of Credit Exposure under clause (II) of SECTION 3(C) hereof with respect to any Letter of Credit, the undrawn face amount of such Letter of Credit shall be reduced by the then amount, if any, held in the Letter of Credit Reserve Account with respect to such Letter of Credit.

     (e) Application of Payments to Be Shared by Senior Creditors. The distribution provisions of this SECTION 3 are for the purpose of determining the relative amounts of Shared Proceeds to be distributed to the Senior Creditors in respect of the Senior Indebtedness and not for the purpose of creating an agreement among the parties as to the manner in which any proceeds or payments distributed to them are actually to be applied to pay the Senior Indebtedness of any Credit Party. Each Senior Creditor shall be free, each in its own discretion, to apply any Payment to be Shared distributed to it hereunder to the Senior Indebtedness of any Credit Party, held by it in such order and manner as it may determine, subject to any applicable provisions of the agreements and instruments evidencing or governing the Senior Indebtedness as to which the payment is to be applied. The Credit Parties, by their consent hereto, agree that in the event any payment is made with respect to any Senior Indebtedness, as between the Credit Parties and each Senior Creditor, the Senior Indebtedness discharged by such payment shall be the amount or amounts of the Senior Indebtedness to which such Senior Creditor applies the portion of such Payment to be Shared distributed to it under this
SECTION 3 as provided in the preceding sentence. Notwithstanding the foregoing, for all purposes of this Agreement, Senior Indebtedness shall be deemed paid to the same extent and purpose that Payments to be Shared are distributed with respect to it pursuant to Section 3(b), notwithstanding the actual application thereof.

     (f) Other Payments and Proceeds Not to Be Shared. No Senior Creditor shall, by virtue of this Agreement, be required to share with any other Senior Creditor any payments, prepayments or other amounts received from any Credit Party in respect of the Senior Indebtedness owed to such Senior Creditor, except for the sharing of Shared Proceeds in accordance with the provisions of this SECTION 3. In addition, no Senior Creditor shall, by virtue of this Agreement, be required to share with any other Senior Creditor any payments or other amounts received from any Credit Party in respect of any indebtedness, liability or obligation of such Credit Party that (i) does not constitute Senior Indebtedness, (ii) does not arise under any agreement or instrument evidencing, governing or guaranteeing any Senior Indebtedness, and (iii) is not included within the definition of Shared Proceeds.

SECTION 4. ADDITIONAL GUARANTIES; LIENS AND SECURITY INTERESTS; OTHER TRANSACTIONS.

     (a) Agent and each Bank agrees that, without the consent in writing by the Required Prudential Noteholders, the Required 2002 Noteholders and the Required 2003 Noteholders, it will not (i) take or receive a security interest in or lien upon any of the property or assets (other than any (x) lien in connection with outstanding Letters of Credit pursuant to Section 8.3 of the Credit Agreement or any lien in the goods relating to any documentary Letter of Credit or (y) any Banker's lien or right of setoff that exists pursuant to the Credit Agreement or by operation of law) of any Credit Party as security for the payment of any Senior Indebtedness or any Credit Agreement Guaranty, or (ii) except for the obligations of any Borrower or any Credit Agreement Guarantor, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Senior Indebtedness.

     (b) Each Prudential Noteholder that is a Senior Creditor agrees that, without the consent in writing by Agent, the Required Banks, the Required 2002 Noteholders and the Required 2003 Noteholders, it will not (i) take or receive a security interest in or lien upon any of the property or assets of any Credit Party as security for the payment of any Senior Indebtedness or Note Guaranty, or (ii) except for the obligations of any Borrower or Note Guarantor, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Senior Indebtedness.

     (c) Each 2002 Noteholder that is a Senior Creditor agrees that, without the consent in writing by Agent, the Required Banks, the Required Prudential Noteholders and the Required 2003 Noteholders, it will not (i) take or receive a security interest in or lien upon any of the property or assets of any Credit Party as security for the payment of any Senior Indebtedness or Note Guaranty, or (ii) except for the obligations of any Borrower or Note Guarantor, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Senior Indebtedness.

     (d) Each 2003 Noteholder that is a Senior Creditor agrees that, without the consent in writing by Agent, the Required Banks, the Required Prudential Noteholders and the Required 2002 Noteholders, it will not (i) take or receive a security interest in or lien upon any of the property or assets of any Credit Party as security for the payment of any Senior Indebtedness or Note Guaranty, or (ii) except for the obligations of any Borrower or Note Guarantor, retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to all or any part of the Senior Indebtedness.

     (e) Nothing contained in this Agreement shall affect or impair the right any Senior Creditor may have under the terms and conditions governing the Senior Indebtedness to accelerate and demand repayment of such Senior Indebtedness. Each Senior Creditor retains the right to freely exercise its rights and remedies as a general creditor of the Credit Parties in accordance with applicable law and agreements with the Credit Parties, including, without limitation, the right to file a lawsuit and obtain a judgment therein against the Credit Parties and to enforce such judgment against any assets of the Credit Parties.

     (f) Subject to the provisions set forth in this Agreement, each Senior Creditor and its affiliates may (without having to account therefor to any Senior Creditor) own, sell, acquire and hold equity and debt securities of the Credit Parties, lease property and lend money to and generally engage in any kind of business with the Credit Parties, and, subject to the provisions of this Agreement, the Senior Creditors and their affiliates may accept dividends, interest, principal payments, fees and other consideration from the Credit Parties for services in connection with this Agreement or otherwise without having to account for the same to the other Senior Creditors.

SECTION 5. ACCOUNTING; ADJUSTMENTS.

     (a) Each Senior Creditor agrees to render an accounting to any of the other Senior Creditors of the amounts of the outstanding Senior Indebtedness, receipts of payments from the Credit Parties and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the other Senior Creditors as soon as reasonably practicable after such request, giving effect to the application of Payments to be Shared as hereinbefore provided in this Agreement.

     (b) Each Senior Creditor hereto agrees that to the extent any payment in respect of any Senior Indebtedness made to it hereunder is in excess of the amount due to be paid to it hereunder, then it shall pay to the other Senior Creditors such amounts so that, after giving effect to such payments, the amounts received by all Senior Creditors are equal to the amounts to be paid to them hereunder. Each Senior Creditor further agrees that, in the event any payment referred to in SECTION 3 hereof made to any Senior Creditor is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other Person under any bankruptcy, reorganization, insolvency, or liquidation statute, state or federal law, common law or equitable cause ("Avoided Payments"), the other Senior Creditors shall pay to such Senior Creditor such amounts so that after giving effect to such payments by all such other Senior Creditors, the amounts received by all Senior Creditors are not in excess of the amounts to be paid to them hereunder as though such Avoided Payments had not been made.

SECTION 6. NOTICES.

     Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three Business Days after deposit in the United States mails, with proper postage prepaid, one Business Day after delivery to a courier for next day delivery, upon delivery by courier or upon transmission by telecopy or similar electronic medium (provided that a copy of any such notice sent by such transmission is also sent by one of the other means provided hereunder within one day after the date sent by such transmission) to the addresses set forth below the signatures hereto, with a copy to any Person or Persons set forth below such signature shown as to receive a copy, or to such other address as any Senior Creditor designates to the others in the manner herein prescribed; provided that no notice given hereunder shall be effective until received. Any Senior Creditor giving notice to any other Senior Creditor hereunder shall also give copies of such notice to all other Senior Creditors.

SECTION 7. CONTESTING SENIOR INDEBTEDNESS.

     No Senior Creditor shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Senior Indebtedness or the obligations of any Guarantor under any Guaranty. In the event that any Senior Indebtedness shall be invalidated, avoided, declared fraudulent or set aside for the benefit of any Credit Party, the Senior Creditors agree that such Senior Indebtedness shall nevertheless be considered to be outstanding for all purposes of this Agreement.

SECTION 8. NO ADDITIONAL RIGHTS FOR CREDIT PARTIES HEREUNDER.

     Each Credit Party, by its consent hereto, acknowledges that it shall have no rights under this Agreement. If any Senior Creditor shall violate the terms of this Agreement, each Credit Party agrees, by its consent hereto, that it shall not use such violation as a defense to any enforcement by any Senior Creditor nor assert such violation as a counterclaim or basis for setoff or recoupment against any Senior Creditor.

SECTION 9. BANKRUPTCY PROCEEDINGS.

     Nothing contained herein shall limit or restrict the independent right of any Senior Creditor to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its representative or individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning post-petition financing arrangements. This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.

SECTION 10. INDEPENDENT CREDIT INVESTIGATION.

     No Senior Creditor, nor any of their respective directors, trustees, officers, agents or employees, shall be responsible to any other Senior Creditor for the solvency or financial condition of any Credit Party or the ability of any Credit Party to repay any of the Senior Indebtedness or perform any Credit Party's obligations under any Credit Agreement Guaranty or Note Guaranty, or the statements of any Credit Party, oral or written, or for the validity, sufficiency or enforceability of any of the Senior Indebtedness, the Credit Agreement, any Note Agreement, any Credit Agreement Guaranty or any Note Guaranty, or any document or agreement executed or delivered in connection with or pursuant to any of the foregoing. Each Senior Creditor has entered into its respective financial agreements with the Credit Parties based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation by any other Senior Creditor with respect to the matters identified or referred to in this Section.

SECTION 11. SUPERVISION OF OBLIGATIONS.

     Except to the extent otherwise expressly provided herein, each Senior Creditor shall be entitled to manage and supervise the obligations of the Credit Parties to it in accordance with applicable law and such Senior Creditor's practices in effect from time to time without regard to the existence of any other Senior Creditor.

SECTION 12. AMENDMENT.

     This Agreement and the provisions hereof may be amended, modified or waived only by a writing signed by the Required Prudential Noteholders, the Required 2002 Noteholders, the Required 2003 Noteholders and Agent, acting at the direction of the Required Banks.

SECTION 13. SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Senior Creditor, including subsequent holders of the Senior Indebtedness and Persons subsequently becoming parties to the Credit Agreement or any Note Agreement as a "Bank" or "Noteholder" thereunder, provided that neither Agent nor any Senior Creditor shall assign or transfer any interest in any Senior Indebtedness or permit any such Person to become such a party to the Credit Agreement or any Note Agreement as a successor to all or any portion of its interests thereunder or as an additional "Bank" or "Noteholder" thereunder, unless (a) the assignor (or Agent on behalf of the assignor) provides each other Senior Creditor with prior written notice of such transfer or assignment (provided that the failure to give such notice shall not affect the validity of such assignment or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party), and (b) such transfer or assignment or such Person so becoming a "Bank" or "Noteholder" is made subject to this Agreement by such transferee, assignee or Person executing an instrument in the form of EXHIBIT A hereto agreeing to be bound by the obligations of a Bank or a Noteholder, as the case may be, under this Agreement. Upon an assignment, and after notice has been given pursuant to the preceding sentence, by any Senior Creditor of all or any portion of any Credit Agreement Note or Senior Note, as the case may be, and the assumption by the transferee of such Senior Creditor's obligations hereunder in respect of such Credit Agreement Note or Senior Note, or portion thereof, so assigned, such Senior Creditor shall be automatically released from all obligations thereafter accruing hereunder in respect of such Credit Agreement Note or Senior Note, or portion thereof, so assigned; provided, however, that such Senior Creditor shall not be released as to any obligation of such Senior Creditor that arises pursuant to SECTION 5(B) hereof that pertains to a payment received prior to such assignment.

SECTION 14. TERMINATION.

     (a) In the event (i) the Credit Agreement is terminated and all Credit Agreement Notes and other obligations of Borrowers under the Credit Agreement and the Credit Agreement Notes are paid in full or otherwise discharged, and
(ii) the Senior Creditors have no outstanding obligations hereunder with respect to Payments to be Shared previously received and distributed hereunder, this Agreement shall terminate as to the Senior Creditors under the Bank Agreement 366 days after the last to occur of any event referred to in the preceding clauses (I) and (II) unless prior to such 366th day an Insolvency Event shall have occurred.

     (b) In the event (i) the Prudential Note Agreements are terminated and all Senior Prudential Notes and other obligations of Borrowers under the Prudential Note Agreements and the Senior Prudential Notes are paid in full or otherwise discharged, and (ii) the Senior Creditors have no outstanding obligations hereunder with respect to Payments to be Shared previously received and distributed hereunder, this Agreement shall terminate as to the Prudential Noteholders 366 days after the last to occur of any event referred to in the preceding clauses (I) and (II) unless prior to such 366th day an Insolvency Event shall have occurred.

     (c) In the event (i) the 2002 Note Agreements are terminated and all Senior 2002 Notes and other obligations of Borrowers under the 2002 Note Agreements and the Senior 2002 Notes are paid in full or otherwise discharged, and (ii) the Senior Creditors have no outstanding obligations hereunder with respect to Payments to be Shared previously received and distributed hereunder, this Agreement shall terminate as to the 2002 Noteholders 366 days after the last to occur of any event referred to in the preceding clauses (I) and (II) unless prior to such 366th day an Insolvency Event shall have occurred.

     (d) In the event (i) the 2003 Note Agreements are terminated and all Senior 2003 Notes and other obligations of Borrowers under the 2003 Note Agreements and the Senior 2003 Notes are paid in full or otherwise discharged, and (ii) the Senior Creditors have no outstanding obligations hereunder with respect to Payments to be Shared previously received and distributed hereunder, this Agreement shall terminate as to the 2003 Noteholders 366 days after the last to occur of any event referred to in the preceding clauses (I) and (II) unless prior to such 366th day an Insolvency Event shall have occurred.

SECTION 15. NEW INTERCREDITOR AGREEMENT.

     If this Agreement shall be terminated as provided herein and Cedar Fair LP or any other Borrower has incurred any indebtedness in favor of any bank, financial institution or institutional investor (each a "New Creditor") in connection with the refinancing of any of the Senior Indebtedness, Cedar Fair LP will, at its own expense, upon the request of any Senior Creditor, enter into, and cause each other Credit Party and New Creditor to enter into, a new intercreditor agreement, substantially in the form hereof and as otherwise in all respects satisfactory in form and substance to the Senior Creditors.

SECTION 16. AMENDMENT, SUPPLEMENT OR WAIVER OF AGREEMENTS WITH CREDIT PARTIES, ETC.

     Nothing contained in this Agreement shall limit or restrict the rights:

          (i) of Agent and the Banks and the Credit Parties to amend, supplement, restate or waive any provision of the Credit Agreement, the Credit Agreement Notes or the Credit Agreement Guaranties or other agreement or instrument related thereto or executed and delivered in connection therewith; or

          (ii) of the Noteholders and the Credit Parties to amend, supplement, restate or waive any provision of the Note Agreements, the Senior Notes or the Note Guaranties or other agreement or instrument related thereto or executed and delivered in connection therewith.

SECTION 17. COOPERATION.

     Each Senior Creditor hereby agrees to fully cooperate with the other Senior Creditors in order to promptly discharge the terms and provisions of this Agreement. Each Senior Creditor also hereby agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement.

SECTION 18. REPRESENTATIONS AND WARRANTIES.

     Each Noteholder represents and warrants to Agent and the Banks, and Agent and each Bank represents and warrants to the Noteholders, that it is a corporation, insurance company, national banking association, bank or trust company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, that it has all necessary corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, that this Agreement has been duly authorized, executed and delivered by it or on its behalf, and that this Agreement is enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of the rights of creditors generally as at the time in effect, by common law or statutory requirements with respect to commercial reasonableness, and by general principles of equity.

SECTION 19. NO THIRD PARTY BENEFICIARIES.

     This Agreement is intended solely to govern the relationship among the Senior Creditors, and is intended for the sole benefit of the Senior Creditors and their respective transferees, successors and assigns. This Agreement shall not benefit or create any right or cause of action in, or on behalf of, any Credit Party or any other Person, other than the Senior Creditors and their respective transferees, successors and assigns. Notwithstanding the foregoing, any Borrower which is a party to a Prudential Note Agreement or the 2002 Note Agreements may rely on the agreements set forth in Section 23 for the sole and limited purpose of determining compliance with such Prudential Note Agreement relating to the execution and delivery of the Credit Agreement, 2002 Note Agreements and the 2003 Note Agreements and the Credit Agreement Guaranty, 2002 Note Guaranty and the 2003 Note Guaranty.

SECTION 20. LIMITATION RELATIVE TO OTHER AGREEMENTS.

     Nothing contained in this Agreement is intended to impair (a) as between the Noteholders, on the one hand, and the Credit Parties, on the other hand, the rights of the Noteholders and the obligations of the Credit Parties under the Note Agreements, the Senior Notes, or any other agreement or instrument related thereto, or (b) as between Agent and the Banks, on the one hand, and the Credit Parties, on the other hand, the rights of Agent and the Banks and the obligations of the Credit Parties under the Credit Agreement, the Credit Agreement Notes, or any other agreement or instrument relating thereto.

SECTION 21. COUNTERPARTS.

     This Agreement may be executed in several counterparts and by each party on a separate counterpart and by facsimile signature, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SECTION 22. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATION, ENFORCEMENT EVENT AND EFFECT BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

SECTION 23. CONSENT TO INTERCREDITOR AGREEMENT.

     The Prudential Noteholders hereby agree that, for purposes of the Prudential Note Agreements, the term "Intercreditor Agreement" shall mean this Agreement.

SECTION 24. JURY TRIAL WAIVER.

     EACH PARTY HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN SUCH PARTY AND ANY OTHER PARTY HERETO, OR ANY CREDIT PARTY, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Address: Two Prudential Plaza           THE PRUDENTIAL INSURANCE COMPANY OF
         Suite 5600                        AMERICA
         Chicago, Illinois 60601
         Attention: Managing Director
                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: c/o Prudential Capital Group   HARTFORD LIFE INSURANCE COMPANY
         Two Prudential Plaza
         Suite 5600                     By: Prudential Private Placement
         Chicago, Illinois 60601            Investors, L.P., as
         Attention: Managing Director       Investment Advisor

                                        By: Prudential Private Placement
                                            Investors, Inc., as it
                                            General Partner


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: c/o Prudential Capital Group   MEDICA HEALTH PLAN
         Two Prudential Plaza
         Suite 5600                     By: Prudential Private Placement
         Chicago, Illinois 60601            Investors, L.P., as
         Attention: Managing Director       Investment Advisor

                                        By: Prudential Private Placement
                                            Investors, Inc., as its
                                            General Partner


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: Key Center                     KEYBANK NATIONAL ASSOCIATION,
         127 Public Square              for itself as Agent and on behalf of
         Cleveland, Ohio 44114-1306     and for the benefit of the Banks
         Attention: Large Corporate
         Banking
                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: c/o New York Life Insurance    NEW YORK LIFE INSURANCE COMPANY
         Company
         51 Madison Avenue
         New York, New York 10010       By
         Attention: Securities             -------------------------------------
         Investment Group, Private      Name:
         Finance, 2nd Floor                   ----------------------------------
                                        Title:
                                               ---------------------------------

Address: c/o New York Life Investment   NEW YORK LIFE INSURANCE AND
         Management LLC                 ANNUITY CORPORATION
         51 Madison Avenue
         New York, New York 10010-1603  By: New York Life Investment Management
         Attention: Securities              LLC, Its Investment Adviser
         Investment Group, Private
         Finance, 2nd Floor
                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: 242 Trumbull Street            THE TRAVELERS INSURANCE COMPANY
         7th Floor
         Hartford, CT 06115-0449
         Attention: Private Placement   By
         Group                             -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: 8500 Andrew Carnegie Blvd.     TEACHERS INSURANCE AND ANNUITY
         Charlotte, North Carolina         ASSOCIATION OF AMERICA
         28262

                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: 5901 Executive Drive           JACKSON NATIONAL LIFE INSURANCE
         Lansing, Michigan 48911           COMPANY

                                        By: PPM America, Inc.
                                            as attorney-in-fact, on behalf of
                                            Jackson National Life Insurance
                                            Company


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: c/o CIGNA Retirement &         CONNECTICUT GENERAL LIFE INSURANCE
         Investment Services               COMPANY
         280 Trumbull Street
         Hartford, Connecticut 06103
         Attn: Private and              By
         Alternative                       -------------------------------------
         Investments, H16B              Name:
                                              ----------------------------------
                                        Title: Vice President

Address: c/o Prudential Private         FIRST COLONY LIFE INSURANCE COMPANY
         Placement Investors, L.P.
         4 Gateway Center               By: Prudential Private Placement
         100 Mulberry Street                Investors, L.P. (as Investment
         Newark, NJ 07102                   Advisor)

                                        By: Prudential Private Placement
                                            Investors, Inc. (as its General
                                            Partner)


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Vice President

Address: 400 Robert Street North        MINNESOTA LIFE INSURANCE COMPANY
         St. Paul, Minnesota 55101
         Attention: Carol Slavik        By: Advantus Capital Management, Inc.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: c/o New York Life Investment   NEW YORK LIFE INSURANCE AND ANNUITY
         Management LLC                    CORPORATION
         51 Madison Avenue
         New York, New York             By: New York Life Investment Management
         10010-1603                         LLC, Its Investment Adviser
         Attention: Securities
         Investment Group, Private
         Finance, 2nd Floor             By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Address: c/o New York Life Investment   NEW YORK LIFE INSURANCE COMPANY
         51 Madison Avenue
         New York, New York 10010
         Attention: Securities          By
         Investment                        -------------------------------------
         Group, Private Finance,        Name:
         2nd Floor                            ----------------------------------
                                        Title:
                                               ---------------------------------

Address: 720 East Wisconsin Avenue      THE NORTHWESTERN MUTUAL LIFE INSURANCE
         Milwaukee, Wisconsin 53202        COMPANY
         Attention: Securities
         Department
                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Its Authorized Representative

Address: Two Prudential Plaza           PRUCO LIFE INSURANCE COMPANY
         Suite 5600
         180 North Stetson Ave.
         Chicago, Illinois 60601        By
         Attention: Managing Director      -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Vice President

Address: Two Prudential Plaza           PRUCO LIFE INSURANCE COMPANY OF
         Suite 5600                        NEW JERSEY
         180 North Stetson Ave.
         Chicago, Illinois 60601
         Attention: Managing Director   By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Vice President

Address: Two Prudential Plaza           THE PRUDENTIAL INSURANCE COMPANY
         Suite 5600                        OF AMERICA
         180 North Stetson Ave.
         Chicago, Illinois 60601
         Attention: Managing Director   By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Vice President

Address: 730 Third Avenue               TEACHERS INSURANCE AND ANNUITY
         New York, New York                ASSOCIATION OF AMERICA
         10017-3206

                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                      ACKNOWLEDGMENT, CONSENT AND AGREEMENT

     The undersigned, the Credit Parties described in the Intercreditor Agreement set forth above, acknowledge and, to the extent required, consent to the terms and conditions thereof. The undersigned Credit Parties do hereby further acknowledge and agree to their joint and several agreements under SECTIONS 3(E), 8 and, with respect to Cedar Fair LP, SECTION 15 of the Intercreditor Agreement and acknowledge and agree that no Credit Party is a third-party beneficiary of, or has any rights under, the Intercreditor Agreement.

     This Acknowledgment, Consent and Agreement to the Intercreditor Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart and by facsimile signature, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one of the same instrument. In proving this Acknowledgment, Consent and Agreement to the Intercreditor Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE UNDERSIGNED, OR ANY OF THEM, AND ANY SENIOR CREDITOR, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ACKNOWLEDGMENT, CONSENT AND AGREEMENT TO THE INTERCREDITOR AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

     IN WITNESS WHEREOF, the parties below have caused this Acknowledgment, Consent and Agreement to the Intercreditor Agreement to be executed by their respective duly authorized officer as of the date of the Intercreditor Agreement.

                                        CEDAR FAIR, L.P.

                                        By: Cedar Fair Management Inc.,
                                            its Managing General Partner


                                        CEDAR FAIR

                                        By: Magnum Management Corporation,
                                            its Managing General Partner

                                        MAGNUM MANAGEMENT CORPORATION

                                        KNOTT'S BERRY FARM

                                        By: Cedar Fair, L.P.,
                                            its Managing General Partner

                                        By: Cedar Fair Management Inc.,
                                            its Managing General Partner


                                        By
                                           -------------------------------------
                                           Peter J. Crage

                                           As Corporate Vice President, Finance
                                           & Chief Financial Officer of Cedar
                                           Fair Management Inc.

                                           As Vice President, Finance & Chief
                                           Financial Officer of Magnum
                                           Management Corporation


                                        MICHIGAN'S ADVENTURE, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                               FORM OF JOINDER TO
                     INTERCREDITOR AGREEMENT FOR TRANSFEREES
                         UNDER A [NOTE/CREDIT] AGREEMENT

     Reference is hereby made to the Intercreditor Agreement dated as of March 14, 2006 (the "Agreement"), among the Senior Creditors (as defined therein) of CEDAR FAIR, L.P., a Delaware limited partnership ("Cedar L.P."), CEDAR FAIR, an Ohio general partnership ("Cedar"), MAGNUM MANAGEMENT CORPORATION, an Ohio corporation ("Magnum"), and KNOTT'S BERRY FARM, a California general partnership ("Knott's"; Knott's together with Cedar L.P., Cedar and Magnum are each hereinafter individually referred to as an "Obligor" and collectively as the "Obligors"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

     The undersigned has entered into the [Note/Credit Agreement] dated as of _______________ with the [Obligors] and desires to become a Senior Creditor. The undersigned acknowledges the terms of the Agreement and agrees to be bound thereby.


                                                                               ,
                                        ---------------------------------------
                                        as a Senior Creditor


                                        By
                                           -------------------------------------
                                        Title
                                              ----------------------------------
                                        Date
                                             -----------------------------------

                                        Notice Address:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                    EXHIBIT G

                          FORM OF ASSUMPTION AGREEMENT

     This ASSUMPTION AGREEMENT ("Agreement") is made effective as of ____________, 20__, by and among ________________, a _________ (the "Obligor"),
CEDAR FAIR, L.P., a Delaware limited partnership, CEDAR FAIR, an Ohio general partnership, MAGNUM MANAGEMENT CORPORATION, an Ohio corporation, and KNOTT'S BERRY FARM, a California general partnership (collectively, "Borrowers", and, individually, each a "Borrower"), and KEYBANK NATIONAL ASSOCIATION, as agent ("Agent") on behalf of and for the benefit of each of the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined (collectively, "Banks" and individually, each a "Bank"):

     WHEREAS, Borrowers, Agent, and the Banks are parties to the Credit Agreement, dated as of March 14, 2006 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", each capitalized term not defined herein being used herein as therein defined) wherein Agent and the Banks have agreed to make Loans to and issue Letters of Credit for the benefit of Borrowers, all upon certain terms and conditions;

     WHEREAS, pursuant to Section 2.5 of the Credit Agreement, Borrowers have requested that, effective on _____________, 20___ (the "Assumption Effective Date"), the Obligor shall be designated as a "Borrower" under the Credit Agreement;

     WHEREAS, Agent and the Banks are willing to permit the Obligor to become a "Borrower" under the Credit Agreement and the Banks are willing to make Loans to and issue Letters of Credit for the benefit of the Obligor pursuant to the Commitment, upon certain terms and conditions as set forth in the Credit Agreement, one of which is that the Obligor shall assume all of the Obligations, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation, if any, granted to the Obligor by Agent and the Banks and for other valuable considerations;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor hereby agrees as follows:

     1. Assumption. On and after the Assumption Effective Date, the Obligor irrevocably and unconditionally assumes and shall be liable for all of the obligations of a Borrower under the Credit Agreement, the Notes and the Related Writings (the "Obligations") as fully as if such Obligor had been an original party to the Credit Agreement, including, but not limited to (a) all Loans and all Letters of Credit made to or for the benefit of Borrowers, (b) all other Indebtedness and other obligations incurred by Borrowers to Agent or any Bank pursuant to the Credit Agreement, including, but not limited to, the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the facility fees, other fees and any prepayment fees payable thereunder.

     2. Obligor Party to the Credit Agreement. On and after the Assumption Effective Date, the Obligor shall (a) be designated a "Borrower" pursuant to the terms and conditions of the Credit Agreement, and (b) become bound by all representations, warranties, covenants, provisions and conditions of the Credit Agreement and each other Loan Document applicable to Borrowers as if the Obligor had been the original party making such representations, warranties and covenants. Obligor acknowledges and agrees that Agent and the Banks are entering into this Agreement at the request of Obligor and with the understanding that Obligor is and shall remain fully liable, jointly and severally, for payment in full of the Obligations. Obligor agrees that it has received, it is receiving or will receive a direct pecuniary benefit for each Loan made or Letter of Credit issued under the Credit Agreement.

     3. Representations and Warranties of the Obligor. The Obligor represents and warrants to Agent and each of the Banks that:

          (a) the Obligor is an entity duly organized or formed, validly existing and in good standing or in full force and effect under the laws of its jurisdiction of organization or formation, as the case may be, and is duly qualified or authorized to do business in each jurisdiction in which the Obligor is doing business;

          (b) the Obligor has full power, authority and legal right to execute and deliver this Agreement, and to perform and observe the provisions hereof and of the Credit Agreement and the Notes, and the officers acting on behalf of the Obligor have been duly authorized to execute and deliver this Agreement;

          (c) this Agreement, the Credit Agreement and the Notes are each valid and binding upon the Obligor and enforceable against the Obligor in accordance with their respective terms; and

          (d) each of the representations and warranties set forth in Article VI of the Credit Agreement are true and complete with respect to the Obligor as a Borrower under the Credit Agreement.

     4. Representations and Warranties of Borrowers and the Obligor. Borrowers and the Obligor represent and warrant to Agent and each of the Banks that:

          (a) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof;

          (b) neither any Borrower nor the Obligor has any claim or offset against, or defense or counterclaim to, any Company's obligations or liabilities under the Credit Agreement or any Related Writing; and

          (c) neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by the Obligor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, the Obligor's Organizational Documents) or of any other writing binding upon the Obligor in any manner.

     5. Obligations of Borrowers and Each Guarantor Not Affected. Anything herein to the contrary notwithstanding, Borrowers and each Guarantor of Payment shall remain bound by the terms and conditions of all of the Loan Documents to which such Borrower or Guarantor of Payment is a party regardless of the assumption of the Obligations by the Obligor hereunder or the enforceability thereof or of the Notes.

     6. Waiver of Claims. Each Borrower, each Guarantor of Payment and the Obligor hereby waive and release Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which such Borrower, such Guarantor of Payment or the Obligor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

     7. Conditions Precedent. Concurrently with the execution of this Agreement, Borrowers and the Obligor, as appropriate, shall:

          (a) satisfy each of the conditions set forth in Section 2.5(a) of the Credit Agreement;

          (b) execute and deliver to Agent and each Bank such replacement Notes as Agent shall deem appropriate;

          (c) pay all reasonable legal fees and expenses of Agent incurred in connection with this Agreement;

          (d) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Agreement; and

          (e) provide such other items as may be reasonably required by Agent or the Banks in connection with this Agreement.

     8. Binding Nature of Agreement. All provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Agreement is a Related Writing as defined in the Credit Agreement. This Agreement shall bind and benefit Borrowers, the Obligor and Agent and the Banks and their respective successors and assigns.

     9. Counterparts. This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     10. Ohio Law to Govern. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

     11. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, ANY OF THE BANKS, ANY OBLIGOR AND/OR ANY BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN EACH OF THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.

                                        OBLIGOR:

                                        [                            ]
                                         ----------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BORROWERS:

                                        [INSERT BORROWERS' SIGNATURE AND
                                        ACKNOWLEDGEMENT OF GUARANTORS]


                                        AGENT:

                                        KEYBANK NATIONAL ASSOCIATION,
                                        as Agent on behalf of and for the
                                        benefit of the Banks


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H

                                     FORM OF

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, 20_. The parties hereto agree as follows:

     1. Preliminary Statement. Assignor is a party to a Credit Agreement, dated as of March 14, 2006 (which, as it may from time to time be amended, restated or otherwise modified is herein called the "Credit Agreement"), among CEDAR FAIR, L.P., a Delaware limited partnership, CEDAR FAIR, an Ohio general partnership, MAGNUM MANAGEMENT CORPORATION, an Ohio corporation, and KNOTT'S BERRY FARM, a California general partnership (collectively, "Borrowers", and, individually, each a "Borrower"), the banking institutions named on Schedule 1 thereto (collectively, "Banks" and, individually, each a "Bank"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. Assignment and Assumption. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on Annex 1 (hereinafter, "Assigned Amount"),
(b) any Loan made by Assignor which is outstanding on the Assignment Effective Date, (c) any Note delivered to Assignor pursuant to the Credit Agreement, and
(d) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subparts I.C on Annex 1 hereto.

     3. Assignment Effective Date. The Assignment Effective Date (the "Assignment Effective Date") shall be two Business Days (or such other time agreed to by Agent) after the following conditions precedent have been satisfied:

     (a) receipt by Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(A)(i) of the Credit Agreement, by Borrowers;

     (b) receipt by Agent from Assignor of a fee of Three Thousand Dollars ($3,000), in accordance with Section 10.10A of the Credit Agreement;

     (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement,

(ii) the address of its lending office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request;

     (d) receipt by Agent from Assignee of the joinder agreement to the Intercreditor Agreement required pursuant to Section 10.10A(iv) of the Credit Agreement and evidence that assignee has provided the notice required pursuant to such Section 10.10A(iv); and

     (e) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

     4. Payment Obligations. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay Assignor, on the Assignment Effective Date, an amount in Dollars equal to Assignee's Percentage. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other part any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

     5. Credit Determination; Limitations on Assignor's Liability. Assignee represents and warrants to Assignor, Borrowers, Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents, including, but not limited to the Intercreditor Agreement and agrees to be bound by the terms and conditions thereof. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of Borrowers or any Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings,
(v) inspecting any of the property, books or records of Borrowers, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

     6. Indemnity. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

     7. Subsequent Assignments. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

     8. Reductions of Aggregate Amount of Commitments. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Annex 1 hereto and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

     9. Acceptance of Agent; Notice by Assignor. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10A of the Credit Agreement, upon the acceptance and consent of Borrowers; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by Borrowers is evidence of such acceptance and consent.

     10. Entire Agreement. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     11. Governing Law. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

     12. Notices. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                        ASSIGNOR:

Address:
         ----------------------------   ----------------------------------------

         ----------------------------
         Attn:                          By:
               ----------------------       ------------------------------------
         Phone:                         Name:
                ---------------------         ----------------------------------
         Fax:                           Title:
              -----------------------          ---------------------------------


                                        ASSIGNEE:

Address:
         ----------------------------   ----------------------------------------

         ----------------------------
         Attn:                          By:
               ----------------------       ------------------------------------
         Phone:                         Name:
                ---------------------         ----------------------------------
         Fax:                           Title:
              -----------------------          ---------------------------------

Accepted and Consented to this ___ day of ___, 20_:

KEYBANK NATIONAL ASSOCIATION,
as Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Accepted and Consented to this ___ day of _______, 20__:

[INSERT SIGNATURE OF BORROWERS IF REQUIRED]

                                     ANNEX 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

     On and after ___________, 20__ (the "Assignment Effective Date"), the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:

I.   ASSIGNEE'S COMMITMENT

     A.   Assignee's Percentage               __________%

     B.   Assigned Amount                    $__________

     C.   Assignee's Commitment Percentage
          under the Credit Agreement          __________%

II.  ASSIGNOR'S COMMITMENT

     A.   Assignor's Commitment Percentage
          under the Credit Agreement          __________%

     B.   Assignor's Commitment Amount
          under the Credit Agreement         $__________


                                        1